UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Under ss.240.14a-12

                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:
________________________________________________________________________________

      (2) Aggregate number of securities to which transaction applies:
________________________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________

      (4) Proposed maximum aggregate value of transaction:
________________________________________________________________________________

      (5) Total fee paid:
________________________________________________________________________________

[_]   Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1) Amount Previously Paid:
________________________________________________________________________________

            (2) Form, Schedule or Registration Statement No.:
________________________________________________________________________________

            (3) Filing party:
________________________________________________________________________________

            (4) Date filed:
________________________________________________________________________________

                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
                              538 Broadhollow Road
                            Melville, New York 11747

                                  May 13, 2005

Dear Fellow Stockholder:

            You are cordially invited to attend the 2005 Annual Meeting of Stockholders of American Home Mortgage Investment Corp. ("AHMIC" or the "Company"), which will be held on Tuesday, June 14, 2005, commencing at 10:00 a.m., local time, at 538 Broadhollow Road, Melville, New York 11747.

            At the Annual Meeting, you will be asked (i) to consider and vote upon the election of three Class III directors to serve for a three-year term expiring at the 2008 Annual Meeting of Stockholders, and until each of their respective successors has been duly elected and qualified; (ii) to consider and ratify Deloitte & Touche LLP as AHMIC's independent auditors for the year ending December 31, 2005; (iii) to consider and vote upon amendments to the Company's 1999 Omnibus Stock Incentive Plan (the "Plan") to increase the number of shares subject to awards granted under the Plan and the maximum number of shares that are available to be granted as incentive stock options under the Plan; and (iv) to consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. These proposals are more fully described in the Proxy Statement that follows.

            We hope that you will find it convenient to attend in person. Whether or not you expect to attend in person, please promptly date, sign and mail the enclosed proxy in the return envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy if you wish to vote in person.

            A copy of the Company's Annual Report to Stockholders, which includes a copy of the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, is being provided with the Proxy Statement to each of the Company's stockholders as of May 12, 2005, the record date fixed for the Annual Meeting. Additional copies of that report may be obtained by writing to American Home Mortgage Investment Corp., 538 Broadhollow Road, Melville, New York 11747, Attention: Investor Relations Department.

            On behalf of the Board of Directors and officers of AHMIC, I would like to express the Company's appreciation for your continued support.

                               Sincerely,

                               /s/ Michael Strauss

                               MICHAEL STRAUSS
                               Chairman of the Board, Chief Executive Officer and President

                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
                              538 Broadhollow Road
                            Melville, New York 11747

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 14, 2005

To the Stockholders of American Home Mortgage Investment Corp.:

            Notice is hereby given that the Annual Meeting of Stockholders of American Home Mortgage Investment Corp., a Maryland corporation ("AHMIC" or the "Company"), will be held on Tuesday, June 14, 2005, commencing at 10:00 a.m., local time, at 538 Broadhollow Road, Melville, New York 11747, for the following purposes:

      1. To elect three Class III directors to serve for a three-year term expiring at the 2008 Annual Meeting of Stockholders and until each of their respective successors has been duly elected and qualified.

      2. To consider and ratify Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2005.

      3. To consider and vote upon amendments to the Company's 1999 Omnibus Stock Incentive Plan (the "Plan") to increase the number of shares subject to awards granted under the Plan from 3,000,000 to 4,000,000 and to increase the maximum number of shares that are available to be granted as incentive stock options under the Plan from 3,000,000 to 4,000,000.

      4. To consider and act upon such other business as may properly come before the Annual Meeting.

            The Board of Directors of the Company has fixed the close of business on May 12, 2005, as the record date for the determination of stockholders entitled to notice of and to vote on any matters that may properly come before the Annual Meeting and at any adjournments or postponements thereof.


                                             By order of the Board of Directors,

                                             /s/ Alan B. Horn

                                             ALAN B. HORN
                                             Secretary


Dated:  May 13, 2005
Melville, New York



ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
                              538 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

                                  _____________

                                 PROXY STATEMENT
                                  _____________

                         Annual Meeting of Stockholders
                                  June 14, 2005
                                  _____________


            This Proxy Statement is furnished by the Board of Directors of American Home Mortgage Investment Corp., a Maryland corporation ("AHMIC" or the "Company"), in connection with the Company's solicitation of proxies for use at the 2005 Annual Meeting of Stockholders of AHMIC (the "Annual Meeting"), which will be held on Tuesday, June 14, 2005, commencing at 10:00 a.m., local time, at 538 Broadhollow Road, Melville, New York 11747, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. This Proxy Statement and the accompanying Proxy Card will be mailed to AHMIC stockholders of record as of May 12, 2005, on or about May 13, 2005.


                             SOLICITATION OF PROXIES

            The proxy enclosed with this Proxy Statement is solicited by the Board of Directors of AHMIC. Proxies may be solicited by officers, directors and regular supervisory and executive employees of AHMIC, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by AHMIC.

            All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

            In voting by proxy with regard to the election of directors, stockholders may vote in favor of each nominee or withhold their votes as to each or all of the nominees. If no instruction is given on a properly completed proxy, it will be voted FOR the election of each of the nominees for director named in this Proxy Statement, or, if any such nominee is unable or unwilling to serve for any reason, for such other person or persons as the Board of Directors may recommend.

            In voting by proxy with regard to ratification of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2005, stockholders may vote in favor of ratification or against or may abstain from voting with respect to this proposal. If no instruction is given on a properly completed proxy, it will be voted FOR the ratification of Deloitte & Touche LLP as the Company's independent auditors.

            In voting by proxy with regard to the amendment of the Company's 1999 Omnibus Stock Incentive Plan (the "Plan"), stockholders may vote in favor of amendment or against or may abstain from voting with respect to this proposal. If no instruction is given on a properly completed proxy, it will be voted FOR the amendment of the Plan.

            As to any other matter of business that may be brought before the Annual Meeting, such proxy will be voted in accordance with the judgment of the persons named in the proxy.

            A stockholder who has given a proxy may revoke it at any time before it is exercised by giving notice of revocation to the Secretary of AHMIC, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.


                                VOTING SECURITIES

            The Board of Directors has fixed the close of business on May 12, 2005, as the record date (the "Record Date") for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of record of the Company's common stock, par value $0.01 per share ("Common Stock"), as of the Record Date will be entitled to one vote for each share held. On the Record Date, there were [40,353,504*] shares of the Company's Common Stock outstanding and entitled to vote.

            The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting.

            Assuming the presence of a quorum at the Annual Meeting: (i) a plurality of the votes cast by holders of shares of Common Stock represented at the Annual Meeting is required for the election of directors; (ii) the affirmative vote of a majority of the votes cast by holders of shares of Common Stock represented at the Annual Meeting is required for the ratification of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2005; and (iii) the affirmative vote of a majority of the votes cast by holders of shares of Common Stock represented at the Annual Meeting is required for approval of the amendments to the Plan, provided that the total votes cast on this proposal represent over 50% in interest of all securities entitled to vote thereon.

            Broker non-votes exist when a broker who holds shares in street name does not receive voting instructions from the beneficial stockholder and such broker does not have discretionary authority under applicable exchange rules to vote on the particular proposal. Stockholder abstentions and broker non-votes are considered present and entitled to vote for purposes of determining a quorum. There should not be any broker non-votes on Proposal I, election of directors, or Proposal II, ratification of independent auditors, because a broker who holds shares in street name and does not receive voting instructions from the beneficial stockholder has discretionary authority to vote on these proposals. A vote "withheld" from a director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the annual meeting is required for the election of directors, and for purposes of the vote on Proposal II, ratification of independent auditors, an abstention will have no effect. For purposes of the vote on Proposal III, amendments to the Plan, an abstention or a broker non-vote will have the effect of a vote against, unless the total votes cast on this proposal represent more than 50% in interest of all securities entitled to vote on this proposal, in which event a broker non-vote will not have any effect on the result of the vote.


                                EXPLANATORY NOTE

            AHMIC was incorporated in July, 2003, under the laws of the State of Maryland. On December 3, 2003, through an internal reorganization, AHMIC became the parent company of American Home Mortgage Holdings, Inc. ("AHM Holdings"), which was a publicly owned company whose common stock traded on the Nasdaq National Market under the symbol "AHMH." Concurrent with the reorganization, Apex Mortgage Capital, Inc. ("Apex"), a Maryland corporation, which operated as a real estate investment trust ("REIT"), merged with and into AHMIC, with AHMIC as the surviving corporation. In connection with these transactions, the Common Stock of the Company was exchanged for the outstanding shares of common stock of AHM Holdings and Apex, and the Company commenced operating in a manner allowing it to qualify as a REIT for federal income tax purposes. The Company's common stock began trading on the New York Stock Exchange ("NYSE") under the symbol "AHH" on December 4, 2003. The Company's trading symbol on the NYSE was changed to "AHM" as of June 1, 2004.

            As a result of the reorganization and merger, both completed on December 3, 2003, among other things: (i) AHM Holdings became a wholly owned subsidiary of the Company and ceased trading on the Nasdaq National


*  to be updated following the Record Date.

Market, (ii) Apex ceased to exist, and (iii) the directors and executive officers of AHM Holdings at the time of completion of these transactions became the directors and executive officers of the Company. Accordingly, certain references in this Proxy Statement to the Company or to historical information relating to the Company, in each case relative to periods prior to December 3, 2003, generally apply to AHM Holdings.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

            As of April 25, 2005, the following are the only persons, entities or groups (other than as set forth under "Security Ownership of Directors and Executive Officers" below) known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock:

                                               Shares of Common Stock      Percent of Common Stock
Name and Address of Beneficial Owner             Beneficially Owned         Beneficially Owned (1)
--------------------------------------------   ----------------------      -----------------------
Eubel Brady & Suttman Asset Management, Inc.        3,376,368 (2)                  8.37%
   7777 Washington Village Drive
   Suite 210
   Dayton, Ohio 45459

Greenlight Capital, L.L.C.                          2,835,100 (3)                  7.03%
   140 East 45th Street, Floor 24
   New York, New York 10017

------------------------------------
(1) Ownership percentages are based on 40,353,504 shares of Common Stock outstanding as of April 25, 2005.

(2) Eubel Brady & Suttman Asset Management, Inc., a Delaware corporation ("EBS"), filed a Schedule 13G with the Securities and Exchange Commission (the "SEC") on February 14, 2005, on behalf of EBS, Ronald L. Eubel ("Eubel"), Mark E. Brady ("Brady"), Robert J. Suttman ("Suttman"), William
      E. Hazel ("Hazel") and Bernard J. Holtgreive ("Holtgreive"). According to the Schedule 13G: (i) EBS beneficially owned 3,356,588 shares of Common Stock, with shared voting and dispositive power over 3,356,588 shares;
      (ii) Eubel beneficially owned 3,376,368 shares of Common Stock, with sole voting and dispositive power over 530 shares and shared voting and dispositive power over 3,375,838 shares; (iii) Brady beneficially owned 3,375,838 shares of Common Stock, with shared voting and dispositive power over 3,375,838 shares; (iv) Suttman beneficially owned 3,375,838 shares of Common Stock, with shared voting and dispositive power over 3,375,838 shares; (v) Hazel beneficially owned 3,375,838 shares of Common Stock, with shared voting and dispositive power over 3,375,838 shares; and (vi) Holtgreive beneficially owned 3,375,838 shares of Common Stock, with shared voting and dispositive power over 3,375,838 shares.

(3) Greenlight Capital, L.L.C., a Delaware limited liability company ("GC LLC"), filed a Schedule 13G/A with the SEC on February 14, 2005, on behalf of GL LLC, Greenlight Capital, Inc., a Delaware corporation ("GC Inc."), and David Einhorn ("Einhorn"). According to the Schedule 13G/A: (i) GC LLC beneficially owned 1,409,400 shares of Common Stock, with sole voting and dispositive power over 1,409,400 shares; (ii) GC Inc. beneficially owned 1,425,700 shares of Common Stock, with sole voting and dispositive power over 1,425,700 shares; and (iii) David Einhorn beneficially owned 2,835,100 shares of Common Stock, with sole voting and dispositive power over 2,835,100 shares.

            The determination that there were no other persons, entities or groups (other than as set forth under "Security Ownership of Directors and Executive Officers" below) known to the Company to beneficially own more than 5% of the Company's outstanding Common Stock was based on a review of all statements filed with the SEC with respect to the Company pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the beginning of the prior fiscal year.

Security Ownership of Directors and Executive Officers

            The following table sets forth certain information regarding ownership of Common Stock as of April 25, 2005, by (i) each of the members of the Company's Board of Directors, (ii) each of the Company's executive officers named in the "Summary Compensation Table" under the caption "Executive Compensation" below (sometimes referred to herein as the "named executive officers"), and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, all shares were owned directly with sole voting and investment power.

                                                                          Shares of Common Stock         Percent of Common Stock
Name and Address of Beneficial Owner (1)                                    Beneficially Owned           Beneficially Owned (2)
----------------------------------------------------------------------   -------------------------      -------------------------
Michael Strauss                                                                   4,242,106                        10.51%

John A. Johnston                                                                    412,409                         1.02%

Nicholas R. Marfino                                                                  32,182                          *

Michael A. McManus, Jr.                                                              27,286                          *

C. Cathleen Raffaeli                                                                 26,667                          *

Kenneth P. Slosser                                                                   76,667                          *

Irving J. Thau                                                                        8,316                          *

Stephen A. Hozie                                                                     26,000  (3)                     *

Donald Henig                                                                         45,000  (4)                     *

Thomas M. McDonagh                                                                   15,400  (5)                     *

Richard S. Loeffler                                                                   5,000  (6)                     *

All directors and executive officers as a group (13 individuals)                  4,990,358                        12.37%

___________________________

*     Represents less than 1%.

(1) Each individual listed in the table is a director or named executive officer of the Company, with an address at c/o American Home Mortgage Investment Corp., 538 Broadhollow Road, Melville, New York 11747.

(2) Ownership percentages are based on 40,353,504 shares of Common Stock outstanding as of April 25, 2005. Under the rules of the SEC, shares of common stock that an individual has a right to acquire within 60 days from April 25, 2005, pursuant to the exercise of options, warrants or other convertible securities, are deemed to be outstanding for the purpose of computing the percentage of ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

(3) This number includes currently exercisable options to purchase 25,000 shares of Common Stock.

(4) This number represents currently exercisable options to purchase 45,000 shares of Common Stock.

(5) This number includes options to purchase 15,000 shares of Common Stock that become exercisable on June 30, 2005.

(6) This number represents currently exercisable options to purchase 5,000 shares of Common Stock.

                              CORPORATE GOVERNANCE


Board of Directors

            The bylaws of the Company provide that the Board of Directors will consist of not less than three members nor more than 12 members, the exact number to be determined by resolution adopted by the affirmative vote of a majority of the Board of Directors of AHMIC. Currently, there are seven members on the Board of Directors, which is divided into three classes. Directors in each class are elected for a three-year term in staggered years.


Meetings of the Board of Directors

            The Board of Directors of the Company held nine meetings during 2004 and took action by written consent on 13 occasions. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and Board committees on which he or she served that were held during such period.

            Directors are encouraged, but are not required, to attend the Company's annual meetings of stockholders. One director attended the Company's 2004 Annual Meeting of Stockholders, which was held on June 16, 2004.


Independence of the Board of Directors

            The Board of Directors of the Company has affirmatively determined that four of its seven directors, including all members of its Audit, Compensation and Nominating and Corporate Governance Committees, are "independent" as defined by the listing standards of the NYSE and all applicable rules and regulations of the SEC. The four independent directors are Nicholas R. Marfino, Michael A. McManus, Jr., C. Cathleen Raffaeli and Irving J. Thau.


Communications with Directors

            Stockholders and other interested parties may communicate directly with any director, including any non-management member of the Board of Directors, by writing to the attention of such individual at the following address: American Home Mortgage Investment Corp., 538 Broadhollow Road, Melville, New York 11747.

            Communications that are intended for the non-management directors generally should be marked "Personal and Confidential" and sent to the attention of the Chair of the Nominating and Corporate Governance Committee. The Chair will distribute any communications received to the non-management member(s) to whom the communication is addressed. Communications that are intended for the whole Board should be sent to the attention of the Company's General Counsel and Secretary.


Corporate Governance Principles

            The Board of Directors adopted Corporate Governance Principles that, along with the charters of the various Board committees, provide the framework for the governance of the Company. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Principles from time to time and recommending proposed changes to the Board for approval. The Corporate Governance Principles are available on the Company's website at http://www.americanhm.com. The Corporate Governance Principles are also available in print to anyone who requests them by writing to the Company at the following address: 538 Broadhollow Road, Melville, New York 11747,
Attention: Investor Relations Department.


Code of Business Conduct and Ethics

            All directors, officers and employees of the Company must act ethically and in accordance with the Company's Code of Business Conduct and Ethics (the "Code of Ethics"). The Code of Ethics satisfies the definition of "code of ethics" under the rules and regulations of the SEC and is available on the Company's website at http://www.americanhm.com. The Code of Ethics is also available in print to anyone who requests it by writing to the Company at the following address: 538 Broadhollow Road, Melville, New York 11747, Attention: Investor Relations Department.


Committees of the Board of Directors and Committee Meetings

            The Board of Directors of the Company currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The members and functions of these committees are described below. The Board of Directors has adopted written charters for each such committee, current versions of which are available on the Company's website at http://www.americanhm.com. The charters are also available in print to anyone who requests them by writing to the Company at the following address: 538 Broadhollow Road, Melville, New York 11747, Attention: Investor Relations Department.

            Audit Committee
            ---------------

            The Audit Committee assists the Board of Directors in monitoring:
(i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company's independent auditors, (iii) the performance of the Company's internal audit function and independent auditors,
(iv) the compliance by the Company with legal and regulatory requirements and
(v) the processes by which management assesses and manages risk. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditors, subject to the exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit. The Amended and Restated Charter of the Audit Committee, which describes all of the Audit Committee's responsibilities, is posted on the Company's website.

            During 2004, the Audit Committee held eleven meetings and took action by written consent on two occasions. The Audit Committee Report appears on page 15 of this Proxy Statement.

            From February 24, 2003 until April 27, 2004, the members of the Audit Committee were C. Cathleen Raffaeli (Chair), Nicholas R. Marfino and Michael A. McManus, Jr. As of April 27, 2004, Irving J. Thau was appointed to the Audit Committee and named as Chair of the Audit Committee.

            The Board of Directors has determined that each member of the Audit Committee satisfies the independence standards for Audit Committee membership as set forth in Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder and applicable listing standards of the NYSE. In addition, the Board of Directors has determined that Mr. Thau satisfies the SEC's criteria for an "audit committee financial expert."

            Compensation Committee
            ----------------------

            The primary purpose of the Compensation Committee is (i) to review and approve corporate goals and objectives relevant to compensation of the Company's Chief Executive Officer ("CEO"), evaluate the CEO's performance in light of such goals, and determine and approve the salary, benefits and other compensation of the CEO, (ii) to review, with the CEO, the salaries, benefits and other compensation of the Company's other executive officers, (iii) to make recommendations to the Company's Board of Directors regarding the other executive officers' salaries, benefits, and other compensation, and (iv) to administer the Company's employee benefit plans. The Charter of the Compensation Committee, which describes all of the Compensation Committee's responsibilities, is posted on the Company's website.

            During 2004, the Compensation Committee held three meetings. The Compensation Committee Report on Executive Compensation begins on page 21 of this Proxy Statement. The members of the Compensation Committee are Nicholas R. Marfino (Chair), Michael A. McManus, Jr., and C. Cathleen Raffaeli.

            Nominating and Corporate Governance Committee
            ---------------------------------------------

            The primary purpose of the Nominating and Corporate Governance Committee is to consider and make recommendations to the Board of Directors concerning the appropriate size, functions and needs of the Board of Directors. The responsibilities of the Nominating and Corporate Governance Committee also include, among other things, identifying and nominating individuals qualified to become members of the Board, developing the Company's Corporate Governance Principles and overseeing the evaluation of the Board and management. The Charter of the Nominating and Corporate Governance Committee, which describes all of the Nominating and Corporate Governance Committee's responsibilities, is posted on the Company's website.

            During 2004, the Nominating and Corporate Governance Committee held one meeting. The members of the Nominating and Corporate Governance Committee are Michael A. McManus, Jr. (Chair), Nicholas R. Marfino and C. Cathleen Raffaeli.


Compensation of the Board of Directors

            Prior to March 4, 2005, directors who are neither employees of the Company nor employees of its subsidiaries each received $3,000 per Board of Directors or committee meeting attended (except for committee meetings held on the same day as a Board meeting). Commencing in March, 2004, this per-meeting fee was increased to $4,000. In addition, commencing in 2004, the chairperson of the Audit Committee receives an additional fee of $10,000 per year of service. Directors also are reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

            Each non-employee director is eligible to be awarded non-qualified stock options and shares of restricted stock under the Plan. A recipient of restricted stock under the Plan is entitled to vote such stock and is entitled to all dividends paid on such stock, except that dividends paid in Common Stock or other property also will be subject to the same restrictions. During 2004, the Company awarded an aggregate of 27,034 shares of restricted stock to non-employee members of the Board of Directors as follows: 8,316 shares awarded to Irving J. Thau, 10,225 shares awarded to Nicholas R. Marfino and 8,493 shares awarded to Michael A. McManus, Jr.

            Directors who serve either as the Company's officers or employees or as officers or employees of any of its subsidiaries do not receive any additional compensation for their services as directors.


Director Nomination Process

            Role of the Nominating and Corporate Governance Committee
            ---------------------------------------------------------

            In accordance with the Company's Corporate Governance Principles, the Nominating and Corporate Governance Committee considers director candidates based on criteria approved by the Board of Directors, including such individuals' backgrounds, skills, expertise, accessibility and availability to serve constructively and effectively on the Board. The Nominating and Corporate Governance Committee considers and evaluates director candidates based upon certain minimum qualifications set forth in the Charter of the Nominating and Corporate Governance Committee.

            The Nominating and Corporate Governance Committee may retain a director search firm to assist the Nominating and Corporate Governance Committee in identifying qualified director nominees. In addition, the Nominating and Corporate Governance Committee will consider potential nominees proposed by the Chairman of the Board, the CEO, any member of the Nominating and Corporate Governance Committee and any search firm engaged by any of the foregoing for the purpose of identifying potential candidates for Board membership. After identifying qualified individuals and conducting interviews, as appropriate, the Nominating and Corporate Governance Committee will recommend the selected individuals to the Board. In the event there is a vacancy on the Board between stockholders' meetings, the Nominating and Corporate Governance Committee will recommend one or more of the qualified individuals for appointment to the Board.

            Candidates Proposed by Stockholders
            -----------------------------------

            The Nominating and Corporate Governance Committee has a policy to consider recommendations for director candidates submitted in good faith by stockholders. A stockholder recommending an individual for consideration by the Nominating and Corporate Governance Committee must provide (i) evidence in accordance with Rule 14a-8 of the Exchange Act of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders should send the required information to the Company at 538 Broadhollow Road, Melville, New York 11747,
Attention: General Counsel and Secretary.

            In order for a recommendation to be considered by the Nominating and Corporate Governance Committee for the 2006 Annual Meeting of Stockholders, the Company's General Counsel and Secretary must receive the recommendation no later than 5:00 p.m., local time, on January 13, 2006. Such recommendations must be sent via registered, certified or express mail (or other means that allows the stockholder to determine when the recommendation was received by the Company). The Company's General Counsel and Secretary will send properly submitted stockholder recommendations to the Nominating and Corporate Governance Committee for consideration at a future meeting of the Nominating and Corporate Governance Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Nominating and Corporate Governance Committee.

            Stockholder Nominations
            -----------------------

            In addition, the Company's bylaws permit stockholders to nominate directors to be voted upon at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company's bylaws, which were filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and can also be obtained, without charge, upon written request to the Company at 538 Broadhollow Road, Melville, New York 11747,
Attention: Investor Relations Department. The bylaws generally require, among other things, that the Company receive written notification from the record stockholder containing the information described in the section above and any other information required by the bylaws no earlier than February 14, 2006, and no later than March 16, 2006.

PROPOSAL I - ELECTION OF DIRECTORS

            Michael Strauss, whose term expires at the Annual Meeting, is a Class III director and has been nominated for re-election to the Board of Directors to hold office for a three-year term expiring at the 2008 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Mr. Strauss has consented to be named as a nominee and, if elected, to serve as a director.

            Nicholas R. Marfino, whose term expires at the Annual Meeting, is a Class III director and has been nominated for re-election to the Board of Directors to hold office for a three-year term expiring at the 2008 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Mr. Marfino has consented to be named as a nominee and, if elected, to serve as a director.

            Irving J. Thau, whose term expires at the Annual Meeting, is a Class III director and has been nominated for re-election to the Board of Directors to hold office for a three-year term expiring at the 2008 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Mr. Thau has consented to be named as a nominee and, if elected, to serve as a director.

            If any of the nominees named above is unable to or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board of Directors may recommend. Management of AHMIC does not anticipate that such an event will occur.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                         EACH NOMINEE SET FORTH ABOVE.

Information about the Nominees, the Continuing Directors and Executive and Other Key Officers of the Company

            The table below sets forth the names and ages of the current directors, including the nominees, and the executive and other key officers of AHMIC, as well as the position(s) and office(s) held by those individuals. A summary of the background and experience of each of those individuals is set forth after the table.


                             Name                           Age                            Position(s)
-------------------------------------------------------------------------------------------------------------------------------
DIRECTOR NOMINEES - CLASS III
(WHOSE TERMS EXPIRE IN 2005):

Michael Strauss                                              46   Chairman of the Board, Chief Executive Officer and President
Nicholas R. Marfino                                          49   Director
Irving J. Thau                                               65   Director

CONTINUING DIRECTORS - CLASS I
(WHOSE TERMS EXPIRE IN 2006):

C. Cathleen Raffaeli                                         48   Director
Kenneth P. Slosser                                           41   Director

CONTINUING DIRECTORS - CLASS II
(WHOSE TERMS EXPIRE IN 2007):

John A. Johnston                                             51   Director and President, Western Division
Michael A. McManus, Jr.                                      62   Director

EXECUTIVE AND OTHER KEY OFFICERS WHO ARE NOT DIRECTORS:

Ronald L. Bergum                                             43   Executive Vice President, Western Division
Robert Bernstein                                             39   Senior Vice President and Controller
Chris Cavaco                                                 36   Executive Vice President and Chief Information Officer
Doug Douglas                                                 57   Executive Vice President, Business Processes
Thomas J. Fiddler                                            39   Executive Vice President, Eastern Division
Mark Filler                                                  45   Executive Vice President, Mergers and Acquisitions
David M. Friedman                                            53   Executive Vice President and Director of Servicing
Kathleen R. Heck                                             50   Executive Vice President, Eastern Division
Donald Henig                                                 46   President, Wholesale and Direct-to-Consumer Division
Alan B. Horn                                                 53   Executive Vice President and General Counsel and Secretary
Stephen A. Hozie                                             46   Executive Vice President and Chief Financial Officer
Robert F. Johnson, Jr.                                       32   Executive Vice President, Capital Markets
Dena L. Kwaschyn                                             44   Executive Vice President, Operations
Richard S. Loeffler                                          46   Executive Vice President and Chief Administrative Officer (1)
John A. Manglardi                                            51   President, Eastern Division
Thomas M. McDonagh                                           40   Executive Vice President and Chief Investment Officer
Craig Pino                                                   40   Senior Vice President and Treasurer
Ronald Rosenblatt                                            58   Executive Vice President, Sales Support and Development
Lisa M. Schreiber                                            44   Executive Vice President, Wholesale


______________________

(1) Mr. Loeffler was appointed Executive Vice President and Chief Administrative Officer in January, 2005.


            Director Nominees - Class III
            -----------------------------

            Michael Strauss. Mr. Strauss has served as the Chairman of the Board of Directors, Chief Executive Officer and President of the Company since its founding and initial public offering in 1999. In addition, Mr. Strauss served as Chairman of the Board of Directors, Chief Executive Officer and President of the Company's predecessor corporation since its founding by Mr. Strauss in 1988. He is responsible for the Company's strategic direction as well as overseeing its day-to-day operations.

            Nicholas R. Marfino. Mr. Marfino has served on the Company's Board of Directors since July, 2001. Since October, 2001, Mr. Marfino has been Vice President of Adirondack Electronic Markets, LLC, where he manages and supervises institutional equity option sales and brokerage. Prior to that time, Mr. Marfino was employed at Ladenburg Thalmann & Co., Inc., an investment bank and securities dealer, from September, 1993 until September, 2001.

            Irving J. Thau. Mr. Thau was appointed to the Company's Board of Directors on April 27, 2004. Mr. Thau is a Certified Public Accountant and, from 1962 to 1995, he held various positions with Ernst & Young LLP, where his primary responsibilities were directing and providing accounting, auditing, and business advisory services to publicly held and privately owned organizations. He was admitted to partnership in 1974, and most recently served as Ernst & Young's West Region Director of Financial Advisory Services. In 1995, Mr. Thau founded Thau and Associates, Inc., a financial consulting company of which he currently serves as President. Currently, Mr. Thau serves on the board of directors of American Vanguard Corporation, and is the chair of its audit committee and a member of its nominating and corporate governance committee.

            Continuing Directors - Class I
            ------------------------------

            C. Cathleen Raffaeli. Ms. Raffaeli has served on the Company's Board of Directors since October, 1999. She is currently the President and Chief Executive Officer of UNext LLC, an online education company, a position she has held since February 23, 2004. From September, 2002 until February, 2004, Ms. Raffaeli served as Managing Partner of the Hamilton White Group, LLC, a financial advisory firm. From December, 1998 until September, 2002, Ms. Raffaeli was the President and Chief Operating Officer of ProAct Technologies Corp., an e-commerce company majority owned by IXL Enterprises, a Nasdaq National Market-listed Internet services company. Prior to joining ProAct Technologies Corp., Ms. Raffaeli was the Executive Director of the commercial credit card division of Citicorp from 1994. From 1992 to 1994, Ms. Raffaeli served as Senior Vice President of Chemical Bank, where she was responsible for its New York retail mortgage and national telemarketing business. Ms. Raffaeli is a director of E*TRADE Group, Inc., an online brokerage.

            Kenneth P. Slosser. Mr. Slosser was appointed to the Company's Board of Directors in March, 2000. Since January, 2005, Mr. Slosser has been a Senior Managing Director and co-head of Financial Institutions Investment Banking Department of the investment bank Friedman, Billings, Ramsey & Co., Inc. ("Friedman Billings"). From January, 1998, until January, 2005, Mr. Slosser was a Managing Director of the Investment Banking Department of Friedman Billings, and from December, 1996, until 1998, Mr. Slosser was a Senior Vice President of Friedman Billings. From August, 1990, through November, 1996, Mr. Slosser served as Assistant Regional Director for the Office of Thrift Supervision, a division of the U.S. Treasury Department responsible for the oversight and examination of savings institutions. From June, 1986, through August, 1990, he served in various other capacities with the Office of Thrift Supervision and its predecessor agencies.

            Continuing Directors - Class II
            -------------------------------

            John A. Johnston. Mr. Johnston has served as the Company's President, Western Division, since January, 2003. Mr. Johnston joined the Company as a result of the Company's acquisition of Marina Mortgage Company, Inc. ("Marina"), where Mr. Johnston served as Chief Executive Officer since 1991. The Company acquired Marina on December 29, 1999, and Mr. Johnston continued to serve as Chief Executive Officer of Marina since such date. Mr. Johnston has been one of the Company's directors since March 2000.

            Michael A. McManus, Jr. Mr. McManus has served on the Company's Board of Directors since December, 2001. Since October 30, 1998, Mr. McManus has served as President and Chief Executive Officer of Misonix, Inc., a medical equipment manufacturer. Before that time, he served as President and Chief Executive Officer of New York Bancorp Inc. from 1991 through March 1998 and as a director of that company from 1990 through March 1998. Mr. McManus also served as President and Chief Executive Officer of Home Federal Savings Bank, the principal subsidiary of New York Bancorp Inc., from February 1995 through March 1998. Currently, Mr. McManus serves on the boards of directors of NWH, Inc., a telecommunications holding firm, Novavax, Inc., a pharmaceuticals manufacturer, and LQ Corporation, Inc., which is currently a non-operating publicly reporting company traded on The Nasdaq OTC Bulletin Board.

            Executive Officers
            ------------------

            Ronald L. Bergum. Mr. Bergum has served as the Company's Executive Vice President, Western Division, since January, 2003. Mr. Bergum joined the Company as a result of the Company's acquisition of Marina, where Mr. Bergum served as President since 1994. The Company acquired Marina on December 29, 1999, and Mr. Bergum continued to serve as President of Marina since that date.

            Robert Bernstein. Mr. Bernstein joined the Company in December, 2002 as Controller. He has served as the Company's Senior Vice President and Controller since April, 2003. From January, 2001, to February, 2002, he served as Chief Financial Officer of GreenPoint Mortgage. Mr. Bernstein has worked in various positions at GreenPoint Mortgage and GreenPoint Bank for 15 years.

            Chris Cavaco. Mr. Cavaco joined the Company in November, 2000, and served as its Chief Technology Officer until April, 2001, when he became the Company's Chief Information Officer. Since April, 2003, Mr. Cavaco has served as the Company's Executive Vice President and Chief Information Officer. Prior to joining the Company, Mr. Cavaco worked for MCI WorldCom Wireless from June, 1997, as the Network and Systems Manager and, later, Applications Development Manager. From 1991 until June, 1997, Mr. Cavaco was self-employed as an information system consultant.

            Doug Douglas. Mr. Douglas joined the Company in June, 2002, as Executive Vice President, Business Processes, through the Company's acquisition of Columbia National, Incorporated ("Columbia") in June, 2002, where he served as Chief Financial Officer since August, 1971. His prior roles at Columbia were in secondary marketing, technology and both commercial and FHA multi-family loan origination. Previously, he served as President of Columbia Real Estate Investments, a publicly owned real estate investment trust managed by Columbia.

            Thomas J. Fiddler. Since January, 2003, Mr. Fiddler has served as the Company's Executive Vice President, Eastern Division. Mr. Fiddler served as the Company's Executive Vice President, Sales and Marketing, since the Company acquired First Home Mortgage Corp. ("First Home") in June, 2000. From 1997 to June, 2000, Mr. Fiddler served as First Home's Vice President, Sales.

            Mark Filler. In January, 2003, Mr. Filler joined the Company as Executive Vice President, Mergers and Acquisitions. Since September, 2001, Mr. Filler has also served as a Principal with Division Sales International, a wholesale distributions company. Previously, Mr. Filler has also served as Chief Executive Officer of Prism Financial Corporation ("Prism"), a mortgage banking company, from December, 1999 to June, 2001 and President from September, 1998 to June, 2001. While at Prism, he sourced and negotiated numerous acquisitions during his eight-year tenure.

            David M. Friedman. Mr. Friedman, the Company's Executive Vice President and Director of Servicing, joined the Company in August, 2004. Prior to joining the Company, Mr. Friedman served as President of Servicing for PCFS Mortgage Resources, a division of Provident Bank, from January, 2002, to August, 2004. Since 1983, Mr. Friedman held a number of senior-level positions in the mortgage industry with such entities as Chase Mortgage/Advanta and Bank of America/Nations Credit.

            Kathleen R. Heck. Ms. Heck joined the Company in September, 2004, as Executive Vice President, Eastern Division. Prior to joining the Company, Ms. Heck served as Senior Vice President and Area Sales Manager for Washington Mutual, Inc., from February, 2001, to September, 2004. From December, 1995, to February, 2001, Ms. Heck held various managerial positions with PNC Financial Services Group, Inc. (whose residential mortgage banking division was acquired by Washington Mutual in February, 2001), such as Producing Manager, Branch Manager and District Manager.

            Donald Henig. Mr. Henig has served as the President of the Company's Wholesale and Direct-to-Consumer Division since April 1, 2004. From April, 2003 through December, 2003, Mr. Henig served as the Company's Executive Vice President, Alternative Channels Division. Mr. Henig joined the Company in February, 2001 as Senior Vice President, New Sales Channels. From February, 2000 until February, 2001, Mr. Henig served as Senior Vice President at LoanTrader.com, where he was responsible for business development and corporate relations. From October, 1999 until February, 2000, Mr. Henig was Managing Director - National Account Sales and Eastern

Region Manager of Ultraprise.com, an online secondary market exchange. Between 1997 and 1999, Mr. Henig served as Senior Vice President, National Sales and Director of Lender Relations at MtgPro, Inc. In 1995, Mr. Henig founded Mortgage Tech Group, LTD., a multistate mortgage origination franchise, and he served as President of that company until 1997. From 1985 until 1995, Mr. Henig served as President of Island Mortgage Network, Inc., a company that he founded.

            Alan B. Horn. Mr. Horn joined the Company in January, 2003, as General Counsel and Secretary. He has served as the Company's Executive Vice President and General Counsel and Secretary since April, 2003. From November, 2001 to December, 2002, Mr. Horn was a Partner and Chair of the New York Financial Institutions Practice Group for Greenberg Traurig, LLP. From October, 1989 to July, 2001, Mr. Horn served as General Counsel and Chief Compliance Officer for European American Bank ("EAB"), where he oversaw overall legal strategy and was directly involved in the development and implementation of strategic initiatives. Mr. Horn served as a staff and managing attorney in EAB's legal department from May, 1985 to October, 1989.

            Stephen A. Hozie. Mr. Hozie joined the Company in March, 2002, as Chief Financial Officer. He has served as the Company's Executive Vice President and Chief Financial Officer since April, 2003. From May, 1998 until January, 2002, Mr. Hozie served as Senior Vice President, Finance, and then as Deputy Chief Financial Officer, of Fleet Mortgage Group. Mr. Hozie was Vice President of Mellon Mortgage Company from April, 1997 until April, 1998.

            Robert F. Johnson, Jr. Mr. Johnson joined the Company in May, 2001, as Vice President, Secondary Marketing. He has served as the Company's Executive Vice President, Capital Markets, since January, 2004. Prior to joining the Company, Mr. Johnson worked for ComNet Mortgage Services, a division of Commonwealth Bank, in Norristown, Pennsylvania, from July, 1994 to April, 2001 in various secondary marketing positions. He also served as Vice President, Secondary Marketing, and as a voting member of Commonwealth Bank's Asset Liability Committee from February, 2000 to April, 2001.

            John A. Johnston. See narrative description under the caption "Director Nominees - Class II" above.

            Dena L. Kwaschyn. Ms. Kwaschyn has served as the Company's Executive Vice President, Operations, since April, 2003. She joined the Company in February, 2001, as Senior Vice President, Operations. From April, 2000, to February, 2001, Ms. Kwaschyn served as Director of Operations for L'Argent Mortgage Bankers. From April, 1999, until March, 2000, Ms. Kwaschyn was a self-employed consultant to various mortgage banking firms. Ms. Kwaschyn was Executive Vice President, Director of Mortgage Lending, from September, 1997 until April, 1999 at Long Island Savings Bank, having first served as Long Island Savings Bank's Director of Operations of the Mortgage Division from February, 1986 through September, 1997.

            Richard S. Loeffler. Mr. Loeffler joined the Company in August, 2000, as part of the Company's acquisition of Roslyn National Mortgage Corporation, where he served as Chief Operating Officer since June, 1998. Since January, 2005, Mr. Loeffler has served as the Company's Chief Administrative Officer and is responsible for all Company operations, information technology, secondary marketing and vendor management. From June, 2004, until January, 2005, Mr. Loeffler served as the Company's Deputy Chief Administrative Officer. Prior to that, Mr. Loeffler served as an Executive Vice President, Sales Manager, of the Company (June, 2002, until June, 2004) and as the Company's Director of Mergers and Acquisitions (August, 2000, until June, 2002). Earlier in his career, Mr. Loeffler held management positions with Fannie Mae, Long Island Savings Bank, Entrust and NVR Financial Services.

            John A. Manglardi. Mr. Manglardi has served as the Company's President, Eastern Division, since January, 2003. Prior to that time, Mr. Manglardi was employed by the Company as Senior Executive Vice President since the Company acquired First Home in June, 2000. Prior to the acquisition, he served as President and Chief Executive Officer of First Home since his co-founding of that company in 1994. Mr. Manglardi is directly involved in the day-to-day operations of the management, administration and expansion of the Company's First Home sales network.

            Thomas M. McDonagh. Mr. McDonagh joined the Company on June 30, 2003, as Executive Vice President and Chief Investment Officer. Prior to that time, Mr. McDonagh served as a Portfolio Manager for

CalPERS from 1999 until June, 2003. During that time, his responsibilities included, among other things, managing portfolios of structured products such as mortgage-backed securities, asset-backed securities and collateralized mortgage-backed securities. From 1997 until 1999, Mr. McDonagh served as Chief Investment Officer of Vanderbilt Capital Advisors.

            Craig Pino. Mr. Pino joined the Company in February, 2004, as Senior Vice President and Treasurer. Prior to joining the Company, Mr. Pino spent eight years at Countrywide Home Loans, most recently as Executive Vice President and Assistant Treasurer. Mr. Pino has over 14 years of experience in mortgage banking finance.

            Ronald Rosenblatt, Ph.D. Dr. Rosenblatt has served as the Company's Executive Vice President, Sales Support and Development, since January, 2004. Dr. Rosenblatt joined the Company as Senior Vice President, Sales Support and Development, in March, 2003, when the Company acquired the former retail group of Principal Residential Mortgage Inc. ("Principal Residential Mortgage"), a division of The Principal Financial Group. Dr. Rosenblatt served as Vice President and Head of Retail Lending for Principal Residential Mortgage from January, 2000 through March, 2003, and in such capacity oversaw all sales and operations, including training, recruiting and all policy development and implementation, for the retail channel. From June, 1999 until January, 2000, Dr. Rosenblatt served as Regional Sales Manager for Wells Fargo Mortgage in Illinois and Northwest Indiana. From January, 1995 until June, 1999, he was the Area Sales Manager in Iowa for Wells Fargo Mortgage (formerly Norwest Mortgage).

            Lisa M. Schreiber. Ms. Schreiber joined the Company in March, 2002, and currently serves as the Company's Executive Vice President, Wholesale. Prior to joining the Company, Ms. Schreiber served as the Southeast Regional Vice President for Bank of America Mortgage. Prior to joining Bank of America Mortgage, Ms. Schreiber served as the Regional Wholesale Vice President for Arbor National.

            Michael Strauss. See narrative description under the caption "Director Nominees - Class III" above.

                             AUDIT COMMITTEE REPORT

            The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and which will be reviewed and reassessed annually by the Audit Committee. The Audit Committee is comprised of four directors, each of whom satisfies the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission ("SEC").

            The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

            The Audit Committee assists the Board of Directors in monitoring:
(1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the Company's independent auditors, (3) the performance of the Company's internal audit function and independent auditors,
(4) the compliance by the Company with legal and regulatory requirements and (5) the processes by which management assesses and manages risk.

            Management is responsible for the preparation and integrity of the Company's financial statements. The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2004, and met with both management and the Company's independent auditors to discuss those financial statements. Management and the independent auditors have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

            The Audit Committee has received from and discussed with the Company's independent auditors the written disclosure and letter regarding the independent auditors' independence from the Company as required by Independence Standards Board Standard No. 1. The Audit Committee has also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61 (as amended by Statement on Auditing Standards No.
90).

            Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004, for filing with the SEC. The Audit Committee has elected, and the Board of Directors has ratified, subject to stockholder approval, the selection of the Company's independent auditors for the year ending December 31, 2005.

            Respectfully submitted,
            The Audit Committee

            Irving J. Thau, Chair
            Nicholas R. Marfino
            Michael A. McManus, Jr.
            C. Cathleen Raffaeli

                             EXECUTIVE COMPENSATION

            The following table sets forth certain summary information concerning compensation paid by the Company during 2004 to or on behalf of the Chief Executive Officer and to each of the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers as of December 31, 2004.


                           SUMMARY COMPENSATION TABLE

                                                   Annual Compensation         Long Term Compensation Awards
                                             ------------------------------  ---------------------------------
                                                                   Other                  Securities
                                                                   Annual    Restricted   Underlying     LTIP    All Other
                                            Salary      Bonus     Compen-      Stock     Options/SARs  Payouts    Compen-
Name and Principal Position          Year   ($)(1)       ($)     sation ($)    Awards        (#)         ($)     sation ($)
-----------------------------------  ----   ------      -----    ----------  ----------  ------------   --------  ---------
Michael Strauss (2)                  2004    593,095    600,000          --          --       162,813        --     30,073(3)
     Chairman of the Board,          2003    350,000         --          --          --            --        --     30,322(3)
     Chief Executive Officer         2002    335,427         --          --          --            --        --     21,540(3)
     and President

Stephen A. Hozie                     2004    429,167    525,000          --          --        32,500        --     53,788(4)
     Executive Vice President        2003    304,167    337,500          --          --        20,000        --     48,665(4)
     and Chief Financial Officer     2002    173,365    375,000          --          --        15,000        --     23,776(4)

Donald Henig                         2004    397,917    611,401          --          --        20,000        --      7,753(6)
     President,                      2003    300,000    300,000     106,250(5)       --            --        --      6,506(6)
     Wholesale and Direct-to-
     Consumer Division               2002    284,376    200,000          --          --        25,000        --      4,879(6)

Thomas McDonagh                      2004    650,000    200,000          --          --            --        --      8,141(7)
     Executive Vice President        2003    300,417     75,000          --          --        30,000        --      2,714(7)
     and Chief Investment Officer    2002         --         --          --          --            --        --         --

Richard S. Loeffler                  2004    278,126    409,486          --          --        30,000        --         --
     Executive Vice President and    2003    175,000    383,013     333,100(8)       --            --        --         --
     Chief Administrative Officer    2002    175,000    160,000          --          --            --        --         --

________________________________

(1) For each year noted above, an officer's reported salary may be less than appears in his employment agreement because of a change in the Company's payroll practices that resulted in salary earned in December of each such year being paid in January of the following year.

(2) In addition, before AHM Holdings' initial public offering, American Home Mortgage Corp. ("AHMC"), AHM Holdings' predecessor and current subsidiary, elected to be treated for income tax purposes as an S corporation. In connection with the initial public offering, AHMC distributed to Mr. Strauss, its sole stockholder at such time, a promissory note in the amount of $7.8 million, which note has since been paid in full, in respect of AHMC's previous S corporation earnings. In connection with that distribution, AHM Holdings agreed to indemnify Mr. Strauss, on an after-tax basis, from all liability for AHM Holdings' taxes and those of AHMC with respect to the period after the initial public offering.

(3) Primarily represents Mr. Strauss' automobile allowance and related expenses.

(4)   Represents Mr. Hozie's automobile allowance and housing expenses.

(5) Represents proceeds from Mr. Henig's exercise of 20,000 options to purchase Common Stock and sale of such shares in April, 2003.

(6)   Represents Mr. Henig's automobile allowance.

(7)   Represents Mr. McDonagh's automobile allowance.

(8) Represents proceeds from Mr. Loeffler's exercise of 35,000 options to purchase Common Stock and sale of such shares in October, 2003.

Stock Option Grants and Exercises During the Last Fiscal Year

            The following table sets forth information concerning stock option grants made during 2004 to the executive officers named in the "Summary Compensation Table," including the present value of each grant on the date of grant, estimated using the Black-Scholes option-pricing model. This pricing model is for illustration purposes only and is not intended to predict the future price of the Common Stock. The actual future value of the options will depend on the market value of the Common Stock.

                     STOCK OPTION GRANTS IN FISCAL YEAR 2004

                                 Individual Grants
---------------------------------------------------------------------------------------
                          Number of
                          Securities      Percent of Total
                          Underlying        Options/SARs       Exercise                       Grant Date
                         Options/SARs        Granted to          Price       Expiration     Present Value
Name                       Granted         Employees (%)       ($/Share)        Date             ($)
---------------------   --------------   ------------------   -----------   ------------   ----------------

Michael Strauss                162,813                24.39         24.05    04/26/2014           772,272(1)
Stephen A. Hozie                32,500                 4.87         27.19    03/02/2014           220,393(2)
Donald Henig                    20,000                 3.00         22.50    04/13/2014            88,752(3)
Thomas M. McDonagh                  --                   --            --            --                --
Richard S. Loeffler             30,000                 4.49         28.94    09/20/2014           144,718(4)

___________________

(1) The present value of the options granted to Mr. Strauss was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

         Dividend yield                                       9%
         Expected volatility                               44.2%
         Risk-free interest rate                              5%
         Expected life                                        3 years

(2) The present value of the options granted to Mr. Hozie was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

         Dividend yield                                       7%
         Expected volatility                               48.8%
         Risk-free interest rate                              5%
         Expected life                                        3 years

(3) The present value of the options granted to Mr. Henig was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

         Dividend yield                                       9%
         Expected volatility                               44.2%
         Risk-free interest rate                              5%
         Expected life                                        3 years

(4) The present value of the options granted to Mr. Loeffler was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions:

         Dividend yield                                       9%
         Expected volatility                               38.3%
         Risk-free interest rate                              5%
         Expected life                                        3 years

            The following table sets forth certain summary information concerning exercised and unexercised options to purchase AHMIC's Common Stock as of December 31, 2004, held by the executive officers named in the "Summary Compensation Table."

                   STOCK OPTION EXERCISES IN FISCAL YEAR 2004
                        AND FISCAL YEAR-END OPTION VALUES

                                                         Number of Shares
                                                      Underlying Unexercised             Value of Unexercised
                                                          Options/SARs Held            In-The-Money Options/SARs
                                                      at Fiscal Year-End (#)            at Fiscal Year-End ($)
                                                    ---------------------------      ------------------------------
                      Acquired on    Value
Name                  Exercise (#)   Realized ($)   Exercisable   Unexercisable      Exercisable      Unexercisable
-------------------   ------------   ------------   -----------   -------------      -----------      -------------
Michael Strauss                 --             --            --         162,813            --          1,660,693(1)
Stephen A. Hozie                --             --         7,500          60,000       148,875(2)         862,125(2)
Donald Henig                    --             --        32,500          32,500       825,625(3)         500,625(3)
Thomas McDonagh                 --             --            --          30,000            --            446,700(4)
Richard S. Loeffler             --             --         5,000          30,000       147,500(5)         159,300(5)

__________________________________

(1) As of December 31, 2004, Mr. Strauss held options to purchase 162,813 shares of Common Stock, of which (i) 81,407 options will become exercisable on April 27, 2006, and (ii) 81,406 options will become exercisable on April 27, 2007. All of these options have an exercise price of $24.05. The closing price of AHMIC's Common Stock at December 31, 2004, was $34.25. Accordingly, all of these stock options were in-the-money as of December 31, 2004. The value of the unexercisable stock options held by Mr. Strauss at year-end 2004 is calculated by multiplying the number of stock options held by the difference between the exercise price per share of such stock options and the closing price of AHMIC's Common Stock at year-end 2004.

(2) As of December 31, 2004, Mr. Hozie held options to purchase 67,500 shares of Common Stock, of which (i) 7,500 became exercisable on March 25, 2004, with an exercise price of $14.40 per share, (ii) 7,500 became exercisable on March 25, 2005, with an exercise price of $14.40 per share, (iii) 10,000 became exercisable on April 4, 2005, with an exercise price of $10.06 per share, (iv) 10,000 become exercisable on April 4, 2006, with an exercise price of $10.06 per share, (v) 16,250 become exercisable on March 3, 2006, with an exercise price of $27.19 per share, and (vi) 16,250 become exercisable on March 3, 2007, with an exercise price of $27.19 per share. The closing price of AHMIC's Common Stock at December 31, 2004, was $34.25. Accordingly, all of these stock options were in-the-money as of December 31, 2004. The value of the exercisable and unexercisable stock options held by Mr. Hozie at year-end 2004 is calculated by multiplying the number of exercisable and unexercisable stock options held by the difference between the exercise price per share of such stock options and the closing price of AHMIC's Common Stock at year-end 2004.

(3) As of December 31, 2004, Mr. Henig held options to purchase 65,000 shares of Common Stock, of which (i) 20,000 became exercisable on February 5, 2004, with an exercise price of $6.25 per share, (ii) 12,500 became exercisable on February 5, 2004, with an exercise price of $13.00 per share, (iii) 12,500 became exercisable on February 5, 2005, with an exercise price of $13.00 per share, (iv) 10,000 become exercisable on April 14, 2006, with an exercise price of $22.50 per share, and (v) 10,000 become exercisable on April 14, 2007, with an exercise price of $22.50 per share. The closing price of AHMIC's Common Stock at December 31, 2004, was $34.25. Accordingly, all of these stock options were in-the-money as of December 31, 2004. The value of the exercisable and unexercisable stock options held by Mr. Henig at year-end 2004 is calculated by multiplying the number of exercisable and unexercisable stock options held by the difference between the exercise price per share of such stock options and the closing price of AHMIC's Common Stock at year-end 2004.

(4) As of December 31, 2004, Mr. McDonagh held options to purchase 30,000 shares of Common Stock, of which (i) 15,000 options will become exercisable on June 30, 2005, and (ii) 15,000 options will become exercisable on June 30, 2006. All of these options have an exercise price of $19.36. The closing price of AHMIC's Common Stock at December 31, 2004, was $34.25. Accordingly, all of these stock options were in-the-money as of December 31, 2004. The value of the unexercisable stock options held by Mr. McDonagh at year-end 2004 is calculated by multiplying the number of stock options held by the difference between the exercise price per share of such stock options and the closing price of AHMIC's Common Stock at year-end 2004.

(5) As of December 31, 2004, Mr. Loeffler held options to purchase 35,000 shares of Common Stock, of which (i) 5,000 became exercisable on October 31, 2002, with an exercise price of $4.75 per share, (ii) 15,000 become exercisable on September 21, 2006, with an exercise price of $28.94 per share, and (iii) 15,000 become exercisable on September 21, 2007, with an exercise price of $28.94 per share. The closing price of AHMIC's Common Stock at December 31, 2004, was $34.25. Accordingly, all of these stock options were in-the-money as of December 31, 2004. The value of the exercisable and unexercisable stock options held by Mr. Loeffler at year-end 2004 is calculated by multiplying the number of exercisable and unexercisable stock options held by the difference between the exercise price per share of such stock options and the closing price of AHMIC's Common Stock at year-end 2004.

Equity Compensation Plan Information

                  The following table sets forth certain information as of December 31, 2004, with respect to the Company's equity compensation plans under which shares of the Company's Common Stock may be issued.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                            Number of Securities
                                                                                           Remaining Available for
                                Number of Securities to                                     Future Issuance Under
                                be Issued Upon Exercise     Weighted Average Exercise     Equity Compensation Plan
                                of Outstanding Options,        Price of Outstanding         (Excluding Securities
Plan Category                     Warrants and Rights      Options, Warrants and Rights   Reflected in Column (a))
--------------------------------------------------------------------------------------------------------------------
                                          (a)                            (b)                           (c)
Equity compensation plans
approved by security
holders.. . . . . . . . . . .           1,248,102                       18.65                        672,483

Equity compensation plans
not approved by security
holders.. . . . . . . . . . .                 N/A                         N/A                            N/A

         Total. . . . . . . .           1,248,102                       18.65                        672,483


Employment Arrangements

            The Company is a party to employment agreements with certain of its executive officers and directors. The following is a summary of the key terms of the Company's employment agreements with its Chief Executive Officer and the four most highly compensated executive officers of the Company during the year ended December 31, 2004. The Company's employment agreements with the following individuals were assumed by the Company upon consummation of the internal reorganization with AHM Holdings and the merger with Apex.

            The Company's employment agreement with Michael Strauss, its Chairman of the Board, Chief Executive Officer and President, provides for an annual base salary of not less than $350,000 commencing January 1, 2000, and a discretionary bonus. The agreement has an initial term of three years and will automatically renew for additional one-year terms, provided that either party may terminate the agreement upon 12-months' notice before the expiration date. The employment agreement contains covenants not to compete for a period ending on the first anniversary of the termination of Mr. Strauss' employment. If (i) the Company terminates the agreement for any reason other than for cause or upon Mr. Strauss' disability, (ii) Mr. Strauss terminates his employment for good reason or (iii) in connection with or following a change in control, Mr. Strauss' position is eliminated or Mr. Strauss no longer serves as the Company's Chief Executive Officer with power, authority and responsibility attendant to such office, then the Company must pay him a lump sum payment equal to 299% of his base salary, plus the average of his annual incentive award over the preceding five years.

            The Company's employment agreement with Stephen A. Hozie, its Executive Vice President and Chief Financial Officer, provides for (i) a base salary of not less than $325,000 per year, (ii) a potential objective achievement bonus of not less than $175,000, (iii) a management evaluation bonus targeted at $75,000, and (iv) a potential company performance award of not less than $75,000. Under the agreement, the minimum and maximum cumulative bonus paid to Mr. Hozie pursuant to (ii), (iii) and (iv) is $162,500 and $487,500, respectively. The term of employment is indefinite and employment is at will, terminating four weeks after Mr. Hozie's resignation or the Company's discharge of Mr. Hozie, as applicable. Mr. Hozie is entitled to certain fringe benefits and the reimbursement of work-related expenses. The agreement provides for an option grant of 20,000 shares of common stock upon execution and the grant of up to an additional 32,000 options under certain circumstances. The agreement also provides for severance payments upon Mr. Hozie's resignation after a "change of control" of the Company, but these provisions have expired and are no longer in effect. The employment agreement contains non-solicitation covenants for a period of six months following the termination of the agreement.

            The Company's current employment agreement with Donald Henig, the President of its Wholesale and Direct-to-Consumer Division, provides for (i) a base salary of not less than $400,000 per year, (ii) a potential objective monthly achievement bonus of 0.001% of certain loans originated by the Company, and (iii) a performance award equal to 4% of the profits from certain loans originated by the Company. The term of employment is indefinite and employment is at will, terminating four weeks after the earlier of Mr. Henig's resignation or the Company's discharge of Mr. Henig. If the Company discharges Mr. Henig without cause, the Company will pay Mr. Henig a severance amount equal to three months of his base salary.

            The Company's employment agreement with Thomas McDonagh, its Executive Vice President and Chief Investment Officer, provides for (i) a base salary of not less than $650,000 per year, (ii) a management evaluation bonus with a minimum bonus amount of $100,000, and a maximum bonus amount of $400,000, and (iii) a sign-on bonus in the amount of $75,000. The term of the employment agreement continues through June 29, 2005, and employment is at will, terminating on the earlier of June 29, 2005, the Company's discharge of Mr. McDonagh, or four weeks after Mr. McDonagh's resignation. Mr. McDonagh is entitled to certain fringe benefits and the reimbursement of work-related expenses. The employment agreement provides for a grant of options to purchase 30,000 shares of Common Stock upon execution of the agreement. The employment agreement also provides for the payment of a severance award to Mr. McDonagh (i) upon the Company's termination of the employment agreement without cause prior to its expiration in an amount equal to $1,780.82 per day for the number of days from the date of discharge to June 29, 2005, and (ii) upon Mr. McDonagh's discharge or resignation after a "change of control" of the Company in an amount equal to $1,780.82 per day for the number of days from the date of discharge or resignation to June 29, 2005. The employment agreement contains a non-solicitation covenant for a period of one year following the termination of the agreement. The agreement also contains a non-competition covenant.

            The Company's employment agreement with Richard S. Loeffler, its Executive Vice President and Chief Administrative Officer, provides for (i) a base salary of not less than $600,000 per year, and (ii) (a) an objective achievement bonus, (b) a management evaluation bonus, and (c) a company performance award, collectively targeted at 50% of Mr. Loeffler's base salary, but which may be greater or lesser in Company's discretion. The term of employment is indefinite and employment is at will, terminating four weeks after the earlier of Mr. Loeffler's resignation or the Company's discharge of Mr. Loeffler. Mr. Loeffler is entitled to certain fringe benefits and the reimbursement of work-related expenses. The employment agreement contains a non-solicitation covenant for a period of six months following the termination of the agreement.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            The primary purpose of the Compensation Committee is (i) to review and approve corporate goals and objectives relevant to compensation of the Company's Chief Executive Officer ("CEO"), evaluate the CEO's performance in light of such goals, and determine and approve the salary, benefits, and other compensation of the CEO, (ii) to review, with the CEO, the salaries, benefits and other compensation of the Company's other executive officers, and (iii) to make recommendations to the Company's Board of Directors regarding the other executive officers' salaries, benefits and other compensation. The Compensation Committee also administers the Company's 1999 Omnibus Stock Incentive Plan, as amended (the "Plan"), and determines awards to be made under the Plan to the Company's directors and executive officers. Awards made under the Plan, including awards made to the Company's directors and executive officers, have been approved by the Company's Board of Directors.

            The Compensation Committee met three times in 2004. In 2004, the Compensation Committee engaged an outside compensation consultant to review the CEO's compensation.

            The following Compensation Committee Report describes the considerations that have guided, or will guide, the Compensation Committee in assessing executive compensation.

            Philosophy
            ----------

            The goal of the Compensation Committee is to provide competitive levels of compensation that integrate pay with the Company's short-term and long-term performance goals, reward corporate performance, and recognize individual initiative and achievement. It is anticipated that these policies will help the Company to continue to attract and retain quality personnel and thereby enhance the Company's long-term profitability and share value.

            Executive compensation ranges will be designed to be competitive with (i) those amounts paid to senior executives at mortgage REITs and mortgage banks that compete with the Company, (ii) companies that are similar in size and profitability to the Company, and (iii) companies with which the Company competes for senior executives. Within this framework, individual executive compensation will continue to be based on personal and corporate achievement and the individual's level of responsibility and experience. However, in any particular year, the Company's executives may be paid more or less than executives in peer companies, depending on the Company's own performance.

            The executive officers' compensation consists of three principal components: base salary, bonus and stock options and/or shares of restricted stock. Each of those components is discussed below.

            Base Salary
            -----------

            The base salaries of the Company's executive officers are based in part on comparative industry data and on various quantitative and qualitative considerations regarding corporate and individual performance. An executive's base salary will be determined only after an assessment of his or her sustained performance, current salary in relation to an objective salary range for the executive's job responsibilities, and experience and potential for advancement. In recommending base salaries for the Company's executive officers, the Compensation Committee may consider several additional factors, including, but not limited to: (i) industry compensation trends; (ii) cost of living and other local and geographic considerations; (iii) industry-specific job skills and knowledge; (iv) historical and expected contributions to the Company's performance; and (v) level, complexity, breadth and difficulty of duties.

            Bonus Program
            -------------

            Eligible executive officers of the Company may also be awarded bonuses for achieving certain performance levels. These bonuses are based on various quantitative and qualitative performance criteria for these executive officers and are designed to attract and retain qualified individuals and also encourage them to meet the Company's desired performance goals.

            Stock Options, Stock Appreciation Rights and Restricted Stock
            -------------------------------------------------------------

            The Company provides long-term executive compensation incentives in the form of stock option awards, stock appreciation rights and restricted stock to more closely align the interests of management with the Company's stockholders. The Compensation Committee believes that grants of stock option awards, stock appreciation rights and restricted stock are an effective means of advancing the long-term interests of the Company's stockholders by integrating executive compensation with the long-term value of the Company's common stock. Stock options are granted at the prevailing market price on the date of grant and are valuable to executives only if the Company's common stock appreciates. During 2004, the Company granted 667,634 stock options among 39 individuals and issued 68,909 shares of restricted stock among six individuals. Awards, including awards made to the Company's directors and executive officers, have been approved by the Company's Compensation Committee and its Board of Directors.

            Chief Executive Officer
            -----------------------

            Michael Strauss, the Company's CEO, earned an annual base salary of $600,000 in 2004. In addition, in 2005, in consideration of Mr. Strauss' services to the Company during 2004, the Compensation Committee awarded Mr. Strauss a cash bonus of $2 million and options to purchase 160,863 shares of the Company's common stock as incentive compensation. In determining the fairness and adequacy of Mr. Strauss' compensation for 2004, the Compensation Committee reviewed and approved the Company's short- and long-term goals and objectives relevant to the CEO's compensation and evaluated Mr. Strauss' performance in light of those goals and objectives, including the Company's actual financial performance as well as Mr. Strauss' continued contributions to the growth and success of the Company. Other factors that guided the Compensation Committee in its evaluation of the CEO's performance are Mr. Strauss' ability to lead the Company through its continuing growth as a public company; Mr. Strauss' leadership and vision in connection with the Company's evolving business strategy, including its conversion into a real estate investment trust; the Company's total return on stockholders' equity; the integration of acquired businesses; the Company's increased market share; Mr. Strauss' continued recruiting of valuable personnel throughout the Company; and the Company's overall compliance with laws and regulations. The Compensation Committee retained an executive compensation consultant to review and evaluate Mr. Strauss' salary in light of his contributions to the Company and the compensation awarded to CEOs at comparable companies. Based on the Compensation Committee's evaluation of the standards set forth above, and after consultation with the executive compensation consultant retained, the Compensation Committee approved Mr. Strauss' compensation level, bonus payment and award of options to purchase common stock.


      Respectfully submitted,
      The Compensation Committee

      Nicholas Marfino, Chair
      Michael A. McManus, Jr.
      C. Cathleen Raffaeli

Performance Graph

            As described on page 2 of this Proxy Statement under "Explanatory Note," on December 3, 2003, the Company became the parent company of AHM Holdings through an internal reorganization and merged with Apex. The Company's Common Stock began trading on the NYSE under the symbol "AHH" on December 4, 2003. The Company's trading symbol on the NYSE was changed to "AHM" as of June 1, 2004.

            Before the Company's internal reorganization and merger with Apex, AHM Holdings' common stock traded on the Nasdaq National Market under the symbol "AHMH." Set forth below is a graph comparing the cumulative total stockholder return on the Company's Common Stock with the S&P 500 Index and a "peer group" selected by management. The graph assumes an investment of $100.00 on December 31, 1999 in (i) the Company's Common Stock, (ii) the stocks comprising the S&P 500 Index and (iii) a "peer group" selected by management. From December 31, 1999, to December 3, 2003, the peer group includes Countrywide Financial Corp., Flagstar Bancorp, Inc., Resource Bancshares Mortgage Group, Inc., Irwin Financial Corporation, E Loan, Inc., and Finet.com, Inc. From December 3, 2003, to December 31, 2004, in light of the Company's internal reorganization and conversion into a REIT, the peer group includes Countrywide Financial Corp., Flagstar Bancorp, Inc., Thornburg Mortgage, Inc., Redwood Trust, Inc., and Annaly Mortgage Management, Inc.



                                [GRAPHIC OMITTED]






                    CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH

       Date            AHMH/AHM (1)   S&P 500 Index   Peer Group Index
December 31, 1999        $100.00         $100.00            $100.00
December 31, 2000          71.70           90.90             154.74
December 31, 2001         183.85           80.09             134.41
December 31, 2002         169.79           62.39             171.23
December 31, 2003         365.98           76.76             352.62
December 31, 2004         592.55           89.02             478.44
______________

(1) As described above, from December 31, 1999, to December 3, 2003, the results in the table relate to American Home Mortgage Holdings, Inc. From December 3, 2003, until December 31, 2004, the results in the table relate to American Home Mortgage Investment Corp.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Kenneth P. Slosser, one of the Company's non-employee directors, is a Senior Managing Director of Friedman, Billings, Ramsey & Co., Inc. ("Friedman Billings"), an investment bank that has from time to time in the past provided, and may from time to time in the future provide, investment banking and general financing services to the Company for which Friedman Billings has in the past received, and may in the future receive, fees and commissions. In March, 2004, Friedman Billings acted as the sole bookrunning and joint-lead manager of a secondary public offering of 14,375,000 shares of the Company's Common Stock, and received fees and commissions in the amount of $10,237,915. In July, 2004, the Company completed an offering of 2,150,000 shares of its 9.75% Series A Cumulative Redeemable Preferred Stock, in which Friedman Billings acted as a co-manager and received fees and commissions in the amount of $133,573. In addition, in December, 2004, the Company completed an offering of 3,450,000 shares of its 9.25% Series B Cumulative Redeemable Preferred Stock, in which Friedman Billings acted as lead manager and received fees and commissions in the amount of $1,173,166. The Company also agreed to indemnify Friedman Billings and its officers and directors against certain liabilities in connection with these offerings.

            Michael Strauss, the Company's Chairman of the Board, Chief Executive Officer and President, is permitted to beneficially own up to 20% of the value of the total number of shares of Common Stock and preferred stock of the Company. Typically, in order to maintain REIT status, a REIT imposes general limitations on the ownership of its voting securities. However, the Company's charter excepts Mr. Strauss from those general ownership limitations and, thus, Mr. Strauss is permitted to beneficially own up to 20% of the value of the total number of shares of Common Stock and preferred stock of the Company. The Company believes that as the Company's founder, Chief Executive Officer and President and significant stockholder, Mr. Strauss has played an integral role in the growth and success of the Company and has effectively led the Company through its first years as a public company, acquired and integrated multiple businesses and recruited valuable members of management and other personnel. Accordingly, the Company's Board of Directors believes that permitting Mr. Strauss to maintain significant ownership in the Company is appropriate and is beneficial to the Company because it will provide an incentive for Mr. Strauss to continue to lead and provide his services to the Company.

            Acquisition of Marina
            ---------------------

            In connection with the Company's acquisition of Marina on December 29, 1999, the Company agreed to make certain future payments to the stockholders of Marina in exchange for their interests in the company. Ronald L. Bergum, currently an executive officer of the Company, received a note in the amount of approximately $1.2 million, which has been fully repaid to Mr. Bergum as of November 15, 2004. Payments made to Mr. Bergum during 2004 under the note were approximately $252,510. John A. Johnston, currently a director and executive officer of the Company, received a note in the amount of approximately $1.3 million, which has been fully repaid to Mr. Johnston as of November 15, 2004. Payments made to Mr. Johnston during 2004 under the note were approximately $252,510.

            In addition, in connection with the Company's acquisition of Marina, the Company issued restricted shares of its Common Stock to Messrs. Bergum and Johnston and certain other Marina stockholders as initial consideration in exchange for their interests in Marina. The former Marina stockholders may receive additional consideration, consisting of restricted shares of the Company's Common Stock, periodically until May, 2006, based on the earnout provisions contained in the merger agreement. Under these earnout provisions, former Marina stockholders may receive an annual earnout consisting of restricted shares of Common Stock of the Company based on the profitability of the acquired business. During 2004, Mr. Bergum received an aggregate of 77,272 restricted shares of Common Stock (with a value of approximately $1,708,903). During 2004, Mr. Johnston received an aggregate of 85,631 restricted shares of Common Stock (with a value of approximately $1,893,783).

            Acquisition of First Home
            -------------------------

            On June 30, 2000, the Company acquired First Home. In connection with the Company's acquisition of First Home, the Company issued restricted shares of its Common Stock to Thomas J. Fiddler and John A. Manglardi, currently two of the Company's executive officers, and the other First Home stockholders, as initial consideration for their interests in First Home. In addition, the former stockholders of First Home, including

Messrs. Fiddler and Manglardi, may receive additional consideration, consisting of cash and restricted shares of Common Stock, pursuant to the earnout provisions contained in the merger agreement.

            Under the merger agreement's earnout provisions, former stockholders of First Home may receive two quarterly payments. One of these quarterly payments, which is automatically paid to the former First Home stockholders on a pro rata basis based on their former stock ownership in First Home regardless of the profitability of the acquired business, is equal to an aggregate of $75,000 in restricted shares of Common Stock (or cash, before 2002). The other quarterly payment to which former First Home stockholders may be entitled is equal to an aggregate of $150,000, one half of which will be paid in cash and the other half of which will be paid in restricted shares of Common Stock, and which, if earned, also will be paid on a pro rata basis. The cash payment of the other quarterly earnout depends on the acquired business being profitable and having positive cash income for the applicable quarter.

            In addition to the quarterly earnouts, the former First Home stockholders may be entitled to an annual earnout, consisting of cash and restricted shares of Common Stock, based on the profitability of the acquired business. The previous stockholders of First Home may receive such earnouts during a five-year period ending in May, 2005. During 2004, Mr. Fiddler received an aggregate of 11,224 restricted shares of Common Stock (with a value of approximately $361,000). During 2004, Mr. Manglardi received an aggregate of 15,684 restricted shares of Common Stock (with a value of approximately $474,916). With respect to earnouts paid in cash during 2004, Mr. Fiddler received aggregate payments of $336,969. During 2004, Mr. Manglardi received aggregate cash payments of $402,969.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Exchange Act requires the Company's directors, executive officers and 10% stockholders to file reports of ownership and reports of changes in ownership of AHMIC's Common Stock and other equity securities with the SEC. Directors, executive officers and 10% stockholders are required to furnish AHMIC with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, AHMIC believes that, during 2004, AHMIC's directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that (i) Michael A. McManus, Jr., failed to timely file a Form 4 to report the award of 8,493 restricted shares of Common Stock; (ii) Nicholas R. Marfino failed to timely file a Form 4 to report the award of 10,225 restricted shares of Common Stock; (iii) Richard S. Loeffler failed to timely file a Form 3 upon becoming an executive officer of the Company; (iv) Stephen A. Hozie failed to timely file a Form 4 to report the grant of options to purchase 32,500 shares of Common Stock;
(v) Alan B. Horn failed to timely file a Form 4 to report the grant of options to purchase 10,000 shares of Common Stock; (vi) Irving J. Thau failed to timely file a Form 3 upon becoming a director of the Company; (vii) Michael Strauss failed to timely file a Form 4 to report the grant of options to purchase 162,813 shares of Common Stock; and (viii) Robert Bernstein failed to timely file a Form 4 to report the grant of options to purchase 10,000 shares of Common Stock. Each of these reports subsequently has been filed with the SEC.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            As described above under "Corporate Governance," the members of the Compensation Committee are Nicholas R. Marfino (Chair), Michael A. McManus, Jr., and C. Cathleen Raffaeli. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

PROPOSAL II - RATIFICATION OF INDEPENDENT AUDITORS

            The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent accountants, to be the Company's independent auditors for the fiscal year ending December 31, 2005, and recommends to stockholders that they vote for ratification of that appointment.

            Deloitte & Touche LLP served as the Company's independent auditors for the fiscal years ended December 31, 1999, 2000, 2001, 2002, 2003 and 2004. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions. The appointment of the Company's independent auditors is approved annually by the Board of Directors of AHMIC and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the scope of the audit, the types of non-audit services that AHMIC will need and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that these services will not impair the independence of the independent auditors.

            Before making its recommendation to the Board of Directors for appointment of Deloitte & Touche LLP, the Audit Committee carefully considered that firm's qualifications as independent auditors for the Company, which included a review of Deloitte & Touche LLP's performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with Deloitte & Touche LLP in these respects.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF
          DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS
                     FOR THE YEAR ENDING DECEMBER 31, 2005.

PROPOSAL III - APPROVAL OF AMENDMENTS TO THE 1999 OMNIBUS STOCK
               INCENTIVE PLAN

General

            On August 16, 1999, the Company's Board of Directors adopted, and its sole stockholder at such time approved, the 1999 Omnibus Stock Incentive Plan (the "Plan"). AHMIC assumed the Plan in connection with the Company's internal reorganization completed in December, 2003. To date, the Company has reserved an aggregate of 3,000,000 shares of Common Stock for issuance under the Plan. The Company's Board of Directors has, subject to stockholder approval, approved increasing the number of shares authorized for issuance under the Plan by an additional 1,000,000 shares, for a total of 4,000,000 shares, and approved increasing the maximum number of shares that are available to be granted as incentive stock options under the Plan from 3,000,000 to 4,000,000 shares. The purpose of the Plan is to promote the Company's long-term growth and profitability by providing individuals with incentives to improve stockholder value and contribute to the Company's growth and financial success, and by enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. The Company will consider awards pursuant to the Plan in light of its overall compensation philosophy and competitive conditions in the marketplace.

Proposed Amendments to the Plan

            Currently, an aggregate of 3,000,000 shares of Common Stock are subject to the Plan. Shares subject to options that terminate or expire unexercised or shares of restricted stock that are forfeited will become available for future grants. During 2004, the Company granted 667,634 stock options among 39 individuals and 68,909 shares of restricted stock among six individuals. On April 15, 2005, the Board of Directors approved an increase in the number of shares of Common Stock available for the grant of awards under the Plan from 3,000,000 to 4,000,000 shares (subject to adjustment as described below and provided in the Plan) and an increase in the maximum number of shares that are available to be granted as incentive stock options under the Plan from 3,000,000 to 4,000,000 shares (subject to adjustment as described below and provided in the Plan). The proposed increase in the aggregate number of shares available for the grant of options is intended to enhance the Company's flexibility in structuring incentive awards by facilitating future stock option grants and other awards.

            Set forth below is the text from Section 3 and Section 4 of the Plan which contain the amendments being proposed at the Annual Meeting. The proposed revisions to the Plan are underlined. The amendments are qualified in their entirety by reference to such text.

                  The text of Section 3 of the Plan shall be amended to read as follows:

                  "3. Shares of Stock Subject to the Plan. The total number of shares that may be optioned or awarded under the Plan is 4,000,000 shares of Common Stock except that said number of shares shall be adjusted as provided in Section 13. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries."

                  The first two sentences of Section 4 of the Plan shall be amended to read as follows:

                  "4. Eligibility. Key salaried employees, including officers and directors of the Company and its subsidiaries, are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The maximum number of shares of Common Stock that shall be available for the grant of options intended to be incentive stock options, as defined in Section 422 of the Code, shall be 4,000,000 shares (subject to adjustment as provided in Section 13 hereof). "

Description of the Plan

            This summary of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

            The Plan provides for the grant of non-qualified stock options, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock appreciation rights and restricted and non-restricted stock awards, each of which may be granted separately or in tandem with other awards. Participation in the Plan is open to all of the Company's employees, officers and directors. However, only the Company's employees or those of its subsidiaries may receive incentive stock option awards.

            As of March 31, 2005, 217,120 shares of restricted stock and 2,340,953 options (net of options that have expired or lapsed) to acquire shares of Common Stock have been granted. The options were granted at exercise prices ranging from $4.75 to $34.18 per share, based on the market price of the Common Stock at the time of the grant. As of April 25, 2005, the last reported sale price of the Company's Common Stock on the NYSE was $31.41.

            The Compensation Committee of the Board of Directors administers the Plan. With respect to awards granted to directors and executive officers under the Plan, references in the following discussion to the Compensation Committee shall mean the entire Board of Directors or a duly constituted committee of the Board, as appropriate. In doing so, the Compensation Committee has the authority to:

      o determine the eligible persons to whom, and the time or times at which, awards shall be granted;

      o     determine the types of awards to be granted;

      o determine the number of shares to be covered by or used for reference purposes for each award;

      o impose terms, limitations, restrictions and conditions on any award as deemed appropriate;

      o modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided, however, that except in specified circumstances, any modification that would materially adversely affect any outstanding award shall not be made without the consent of the grantee);

      o accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, without limitation, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment; and

      o establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

            As the Plan's administrator, the Compensation Committee also is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company, or its financial statements or those of its subsidiaries, or of changes in applicable laws, regulations or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

            Options intended to qualify as incentive stock options under Section 422 of the Code must have an exercise price at least equal to fair market value on the date of grant. Incentive stock options may not be exercisable more than 10 years from the date the option is granted.

            The option exercise price may be paid in cash, by tender of shares of Common Stock, by a combination of cash and shares or by any other means the administrator of the Plan approves. Stock appreciation rights may be settled in cash, shares of Common Stock or a combination of both, in the administrator's discretion.

            Shares of restricted stock may be granted to employees or to directors of the Company. Restricted stock may not be sold, transferred, pledged or otherwise encumbered until (i) expiration of the "restricted period" established by the Compensation Committee at the time of grant, or attainment of performance goals established by the Compensation Committee at the time of grant, or (ii) if provided by the Compensation Committee at the time of grant,
(A) death of the employee or director, (B) termination of employment or director status by reason of permanent disability (as determined by the Compensation Committee), (C) retirement of the employee or director under circumstances prescribed by the Compensation Committee, or (D) a "Change in Control" of the Company (as defined below).

            The Compensation Committee also may grant to an employee or director shares of Common Stock in lieu of all or a portion of a cash bonus otherwise payable under the Company's (or a subsidiary's) compensation practices. Such Common Stock may be granted subject to such terms as may be prescribed by the Compensation Committee.

            In the event of a Change in Control of the Company, the Compensation Committee may, to assure fair and equitable treatment of the participants in the Plan, (i) accelerate restriction periods for purposes of vesting in, or realizing gain from, any outstanding options or shares of restricted stock awarded pursuant to the Plan, (ii) offer to purchase any outstanding options or shares of restricted stock made pursuant to the Plan from the holder for its equivalent cash value or (iii) make adjustments or modifications to outstanding options or shares of restricted stock as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants in the Plan following such Change in Control. In no event, however, may any option be exercised prior to the expiration of six months from the date of grant (unless otherwise provided in the option agreement pursuant to which such option was granted) or after ten years from the date of grant. "Change in Control" means: (a) any person becomes the beneficial owner of securities of the Company representing more than 20% of the combined voting power of the Company's outstanding securities; (b) the Company's stockholders approve a merger or consolidation as a result of which securities representing less than 51% of the combined voting power of the securities of the surviving or resulting corporation will be owned by such stockholders; (c) the Company's stockholders approve an agreement for the sale or disposition of all or substantially all of the Company's assets (unless the agreement is with a subsidiary of the Company) or a plan of complete liquidation; (d) persons who were members of the Company's Board of Directors immediately before the completion of a tender offer or before a merger, consolidation, or contested election cease to constitute a majority of the Board of Directors as a result of any such transaction; or (e) a change in control which would be required to be reported in the Company's Proxy Statement.

            The Board of Directors may terminate, amend or modify the Plan or any portion of it at any time. However, all awards made before the termination of the Plan will remain in effect until they have been satisfied or terminated in accordance with the terms of the Plan and those awards. In addition, no amendment may be made, without the approval of the stockholders of the Company, which would (i) increase the number of shares reserved for issuance under the Plan, (ii) decrease the exercise price of an option to less than 100% of the fair market value of the underlying shares of Common Stock at the time of grant of the option, (iii) change the class of persons eligible to participate and receive awards under the Plan, or (iv) extend the term of the Plan.

            The Plan was approved on August 16, 1999, by the Company's sole stockholder at such time, and the Plan became effective on September 23, 1999. The Plan will terminate upon the earlier of (i) the adoption of a resolution of the Company's Board of Directors to terminate the plan, (ii) the date all shares of Common Stock subject to the Plan are issued according to the Plan's provisions or (iii) ten years from the effective date of the Plan.

            Because the Plan is discretionary, benefits to be received by individual awardees are not determinable. The following table shows the number of options and shares of restricted stock granted to the named executive officers and groups under the Plan during the fiscal year ended December 31, 2004:


                                                                                        Number of Shares of
Individual or Group                                                 Number of Options    Restricted Stock
----------------------------------------------------------------    -----------------    ----------------

Michael Strauss                                                               162,813           --
Chairman of the Board, Chief Executive Officer and President

Stephen A. Hozie                                                               32,500           --
Executive Vice President and Chief Financial Officer

Donald Henig                                                                   20,000           --
President, Wholesale and Direct-to-Consumer Division

Thomas McDonagh                                                                    --           --
Executive Vice President and Chief Investment Officer

Richard S. Loeffler                                                            30,000           --
Executive Vice President and Chief Administrative Officer

All current executive officers as a group (8 persons)                         296,568           --

All current directors (who are not executive officers) as a group                  --         27,034

All employees (who are not executive officers) as a group                     371,066         41,875


Certain Federal Income Tax Consequences

            The following discussion is based on the Code and applicable regulations thereunder in effect on the date hereof. Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion. In addition, this discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to a particular participant that may affect the accuracy or applicability of this discussion.

            Nonqualified Stock Options ("NQSOs")
            ------------------------------------

            The grant of an NQSO will not result in taxable income to the grantee or an income tax deduction to the Company. The holder of an NQSO generally recognizes ordinary compensation income at the time the NQSO is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock acquired over the exercise price of the option. The Company is generally entitled to a corresponding deduction at that time for the amount of compensation income includible in the grantee's income. In the case of an employee exercising an NQSO, the amount of compensation income is subject to income tax withholding, and the Compensation Committee may require that an amount equal to the tax required to be withheld on exercise be remitted to the Company in addition to the option exercise price. The grantee's basis in the shares acquired upon exercise of an NQSO is equal to the sum of (i) the exercise price paid for the Common Stock, plus (ii) the amount included in the grantee's income upon exercise (this sum will generally be equal to the fair market value of the shares of Common Stock on the date of exercise of the NQSO). Any further gain (or loss) upon subsequent disposition of the shares will be capital gain (or loss) and will be long-term or short-term depending upon the amount of time the shares were held following exercise.

            Incentive Stock Options ("ISOs")
            --------------------------------

            Neither the grant nor the exercise of an ISO will result in taxable income to the employee or a deduction to the Company. However, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price paid will constitute an item of adjustment that must be taken into account in determining the employee's alternative minimum taxable income.

            If the employee holds the shares acquired upon exercise of an ISO until the later of two years after grant of the ISO or one year after exercise, and if he or she has been an employee of the Company or a subsidiary at all times from the date of grant of the ISO until the date three-months before the date of exercise, then any gain (or loss) realized by the employee on a subsequent disposition of the shares will be long term capital gain (or loss). However, if the employee disposes of the shares acquired upon exercise of an ISO during the two-year period following grant of the ISO or the one-year period following exercise, the employee is generally required to recognize, as ordinary income for the year in which the disposition occurred, the amount by which the fair market value of the shares on the date of exercise of the ISO exceeds the exercise price paid, and the Company will be entitled to a corresponding compensation deduction for such year. In the case of such a disposition, the employee's basis in the shares disposed of is equal to the sum of the exercise price paid and the amount includible in his or her income as compensation.

            Stock Appreciation Rights ("SARs")
            ----------------------------------

            The grant of an SAR does not result in taxable income to the grantee or a deduction by the Company. Upon the exercise of an SAR, the grantee recognizes compensation income equal to the amount of cash, plus the fair market value of Common Stock or other property received, and the Company is entitled to a compensation deduction in a like amount.

            Restricted Stock
            ----------------

            The transfer of shares of restricted stock to an employee or director generally does not result in any taxable income to the recipient or deduction to the Company. On the date that the restrictions lapse (whether due to expiration of the restricted period or for any other reason), the recipient is required to recognize, as compensation income, an amount equal to the fair market value of the Common Stock on that date (less the amount, if any, paid by the recipient for the restricted stock). However, a recipient of restricted stock may elect, within thirty days after the transfer pursuant to Section 83(b) of the Code, to include in income for the year of transfer an amount equal to the fair market value of the Common Stock on the date of transfer (less the amount, if any, paid for the restricted stock). The Company is entitled to a compensation deduction for the amount includible in the recipient's income for the year of such inclusion, whether as a result of a Section 83(b) election or as a result of the lapse of the restrictions. In addition, in the case of a recipient who is an employee, the amount includible in the recipient's income and deductible by the Company is subject to income tax withholding. The Compensation Committee may require or permit the recipient to remit to the Company an amount, in cash, sufficient for the Company to satisfy its withholding obligation. Once the restrictions lapse (or a Section 83(b) election is made), the recipient's basis in the shares of Common Stock received as restricted stock is equal to the amount includible in the recipient's income by reason of the lapse of the restrictions (or the making of the Section 83(b) election), plus the amount, if any, paid by the recipient for the restricted stock, and the recipient's holding period for the stock begins on the date that the restrictions lapse (or on the date of transfer to him or her of the restricted stock if a Section 83(b) election is made).

            Limitations on Company Deductions; Parachute Payments
            -----------------------------------------------------

            Under Section 162(m) of the Code, the Company's deduction for certain payments of compensation to executive officers named in the "Summary Compensation Table" is subject to a $1,000,000 limitation. However, certain "performance based compensation," the material terms of which are disclosed to and approved by stockholders, is exempt from this limitation.

            In addition, under certain circumstances, payments of compensation (including the value of the acceleration of the exercisability of options or SARs) in connection with a "change in control" of the Company could be deemed to be "excess parachute payments" for purposes of Sections 280G and 4999 of the Code. To the extent that payments are so considered, the Company is denied a deduction for the amount of the "excess parachute payment," and the recipient is subject to a nondeductible 20% excise tax upon such amounts.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS
                   TO THE 1999 OMNIBUS STOCK INCENTIVE PLAN.

                        FEES PAID TO INDEPENDENT AUDITORS


Audit and Non-Audit Fees

            The following table presents the aggregate fees billed for professional services rendered by Deloitte & Touche LLP in 2003 and 2004. Other than as set forth below, no professional services were rendered or fees billed by Deloitte & Touche LLP during 2003 or 2004.

--------------------------------------------------------
         Service                     2003         2004
--------------------------------------------------------
Audit Fees (1) ...............   $1,134,260   $2,245,145
Audit-Related Fees (2) .......      102,660      262,900
Tax Fees (3) .................      500,925      583,500
All Other Fees (4) ...........            0            0
TOTAL ........................   $1,737,845   $3,091,575
--------------------------------------------------------

________________________

(1) Audit fees include fees for audit of the Company's annual consolidated financial statements; reviews of the Company's quarterly consolidated financial statements; comfort letters, consents and other services related to SEC filings; accounting consultation attendant to the audit; the 2004 audit of management's assessment of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; and the 2004 audit of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2) Audit-related fees include fees for audits of employee benefit plans; data verification and agreed upon procedures related to securitizations; and other agreed upon procedures engagements.

(3)   Tax fees include fees for Federal and state tax compliance and planning.

(4) No services were performed by Deloitte & Touche LLP in connection with financial information systems design and implementation or otherwise.

Pre-Approved Services
---------------------

            Prior to engaging Deloitte & Touche LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent auditors was compatible with the maintenance of Deloitte & Touche LLP's independence in the conduct of its auditing services.

            The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent auditors.

            Before engagement of the independent auditors for the next year's audit, the independent auditors will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

            Audit Services include audit work performed on the Company's financial statements, as well as work that generally only the independent auditors can reasonably be expected to provide, including statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC.

            Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditors, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements and discussions surrounding the proper application of financial accounting and/or reporting standards.

            Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditors' tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

            Other Services are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditors.

            The Audit Committee pre-approves services to be provided by the independent auditors within each category. The fees are budgeted and the Audit Committee requires the independent auditors to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

                                  OTHER MATTERS

            The Board of Directors does not intend to bring any other business before the meeting, and as far as is known by the Board, no matters are to be brought before the Annual Meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business which may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

            A copy of the Company's Annual Report on Form 10-K/A (excluding the exhibits thereto) for the fiscal year ended December 31, 2004, including the Company's audited financial statements contained therein, was delivered to stockholders of AHMIC as of the record date, together with this Proxy Statement.


                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

            Any stockholder who satisfies the requirements of Rule 14a-8 under the Exchange Act may submit a proposal for inclusion in the Company's proxy statement in connection with the 2006 Annual Meeting of Stockholders. Such proposal must be delivered to AHMIC no later than January 13, 2006.

            The Company's bylaws have an advance notice procedure for stockholders wishing to nominate a director or have a stockholder proposal (other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act) considered at the next Annual Meeting of Stockholders. The advance notice procedure generally requires that a stockholder proposal for the 2006 Annual Meeting of Stockholders must be delivered in writing to the Company's General Counsel and Secretary, together with certain required information relating to such stockholder's stock ownership and identity, as set forth in the Company's bylaws, not earlier than February 14, 2006, and not later than March 16, 2006. If, however, the 2006 Annual Meeting of Stockholders is scheduled for a date that is more than 30 days before (or more than 60 days after) the anniversary date of the 2005 Annual Meeting of Stockholders, a stockholder's notice of proposal, in order to be timely, must be so delivered not earlier than the 120th day before the 2006 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day before the 2006 Annual Meeting of Stockholders or the tenth day following the day on which the Company publicly announces the date of the 2006 Annual Meeting of Stockholders. Stockholder proposals should be sent to: American Home Mortgage Investment Corp., 538 Broadhollow Road, Melville, New York 11747,
Attention: General Counsel and Secretary.


                                  By order of the Board of Directors,

                                  /s/ Michael Strauss

                                  MICHAEL STRAUSS
                                  Chairman of the Board, Chief Executive Officer and President

Dated:  May 13, 2005

                                                                      EXHIBIT A
                                                                      ----------


                     AMERICAN HOME MORTGAGE INVESTMENT CORP.

                        1999 OMNIBUS STOCK INCENTIVE PLAN

                           Adopted on August 16, 1999
                       Effective as of September 23, 1999
                         As amended through May 21, 2003

      1. Purpose. The purpose of the American Home Mortgage Investment Corp. 1999 Omnibus Stock Incentive Plan (the "Plan") is to maintain the ability of American Home Mortgage Investment Corp. (the "Company") and its subsidiaries to attract and retain highly qualified and experienced employees, officers and directors and to give such employees, officers and directors a continued proprietary interest in the success of the Company and its subsidiaries. Pursuant to the Plan, such employees, officers and directors will be offered the opportunity to acquire the Company's Common Stock, par value $.01 per share (the "Common Stock"), through the grant of options, stock appreciation rights in tandem with such options, the award of restricted stock under the Plan, bonuses payable in stock or a combination thereof. Unless the context clearly indicates otherwise, references herein to "option" or "options" shall include any tandem stock appreciation right that may be granted in connection with such option or options in accordance with Section 6(f). As used herein, the term "subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

      2. Administration of the Plan. The Plan shall be administered by a compensation committee (the "Committee") as appointed from time to time by the Board of Directors of the Company (the "Board"), which Committee shall consist of not less than two members of the Board. With respect to directors of the Company, the Plan shall be administered by the entire Board. With respect to any participants who are officers within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Executive Officers"), the Plan shall be administered by the entire Board or a duly constituted committee of the Board satisfying the requirements of Section 162(m) of the Code. For purposes of awards granted to directors of the Company, references herein to "Committee" shall mean the entire Board or such duly constituted committee. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

      In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all employees and directors of the Company and its subsidiaries participating or eligible to participate in the Plan. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee shall determine the employees and directors to whom, and the time or times at which, grants or awards shall be made and the number of shares to be included in the grants or awards. Within the limitations of the Plan, the number of shares for which options will be granted from time to time and the periods for which the options will be outstanding will be determined by the Committee.

      Each option or stock or other awards granted pursuant to the Plan shall be evidenced by an option agreement or award agreement (an "Agreement"). An Agreement shall not be a precondition to the granting of options or stock or other awards; however, no person shall have any rights under any option or stock or other awards granted under the Plan unless and until the person to whom such option or stock or other award shall have been granted shall have executed and delivered to the Company an Agreement. The Committee shall prescribe the form of all Agreements. A fully executed original of the Agreement shall be provided to both the Company and the recipient of the grant or award.

      3. Shares of Stock Subject to the Plan. The total number of shares that may be optioned or awarded under the Plan is 3,000,000 shares of Common Stock except that said number of shares shall be adjusted as provided in Section 13. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries.

      4. Eligibility. Key salaried employees, including officers, and directors of the Company and its subsidiaries are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The maximum number of shares of Common Stock that shall be available for the grant of options intended to be incentive stock options, as defined in
Section 422 of the Code, shall be 3,000,000 shares (subject to adjustment as provided in Section 13 hereof). The employees and directors who shall receive awards or options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, which may be based upon information furnished to the Committee by the Company's management, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the award or awards and by the option or options granted to each such employee or director selected. Such key salaried employees and directors who are selected to participate in the Plan shall be referred to collectively herein as "Participants." In no event shall any Participant who is a key employee be granted stock options with respect to more than 150,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 13 hereof).

      5. Duration of the Plan. No award or option may be granted under the Plan more than ten years from the date the Plan is adopted by the Board or the date the Plan receives shareholder approval, whichever is earlier, but awards or options theretofore granted may extend beyond that date.

      6. Terms and Conditions of Stock Options. All options granted under this Plan shall be either incentive stock options, as defined in Section 422 of the Code, or options other than incentive stock options; provided, however, that all options granted to persons who are not employees of the Company shall be nonstatutory stock options not intended to qualify as incentive stock options entitled to special tax treatment under Section 422 of the Code. Each such option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

      (a) The option price per share shall be determined by the Committee. However, subject to Section 6(k), the option price of incentive stock options shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time the option is granted. For purposes of the Plan, the "Fair Market Value" on any date, means (i) if the Common Stock is listed on a national securities exchange or quotation system, the closing sales prices on such exchange or quotation system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (ii) if the Common Stock is not listed on a national securities exchange or quotation system, the mean between the bid and asked prices as quoted by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for such date or (iii) if the Common Stock is neither listed on a national securities exchange or quotation system nor quoted by NASDAQ, the fair value as determined by such other method as the Committee determines in good faith to be reasonable.

      (b) Each option shall be exercisable pursuant to the attainment of such performance goals and/or during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the Agreement. In no event may an option be exercised more than ten years from the date the option was granted.

      (c) Unless otherwise provided in the Agreement, no option shall be exercisable within six months from the date of the granting of the option. An option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of 50 shares or the full number of shares then subject to the option. No fractional shares of Common Stock shall be issued upon the exercise of an option. If a fractional share of Common Stock shall become subject to an option by reason of a stock dividend or otherwise, the optionee shall not be entitled to exercise the option with respect to such fractional share.

      (d) Each Agreement shall state whether the option(s) evidenced thereby will or will not be treated as incentive stock option(s).

      (e) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including, if required by applicable law, taxes, if any. Payment, except as provided in the Agreement, shall be made as follows:

      (i) in United States dollars by certified check or bank draft; or

      (ii) by tendering to the Company shares of Common Stock already owned for at least six months by the person exercising the option, which may include shares received as the result of a prior exercise of an option, and having a Fair Market Value on the date on which the option is exercised equal to the cash exercise price applicable to such option; or

      (iii) by a combination of United States dollars and shares of Common Stock as aforesaid; or

      (iv) in accordance with a cashless exercise program established by the Committee in its sole discretion under which either (A) if so instructed by the optionee, shares may be issued directly to the optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or (B) shares may be issued by the Company to an optionee's broker or dealer in consideration of such broker's or dealer's irrevocable commitment to pay to the Company that portion of the proceeds from the sale of such shares that is equal to the exercise price of the option(s) relating to such shares; or

      (v) in such other manner as permitted by the Committee at the time of grant or thereafter.

      No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to such optionee's option until such optionee has given written notice of exercise of such optionee's option and paid in full for such shares.

      (f) Notwithstanding the foregoing, the Committee may, in its sole discretion, grant to a grantee of an option a right (a "stock appreciation right") to elect, in the manner described below, in lieu of exercising such grantee's option for all or a portion of the shares of Common Stock covered by such option, to relinquish such grantee's option with respect to any or all of such shares and to receive from the Company a payment having a value equal to the amount by which (a) the Fair Market Value of a share of Common Stock on the date of such election, multiplied by the number of shares as to which the grantee shall have made such election, exceeds (b) the total exercise price for that number of shares of Common Stock under the terms of such option. A stock appreciation right shall be exercisable at the time the tandem option is exercisable, and the "expiration date" for the stock appreciation right shall be the expiration date for the tandem option. A grantee who makes such an election shall receive payment in the sole discretion of the Committee (i) in cash equal to such excess or (ii) in the nearest whole number of shares of Common Stock of the Company having an aggregate Fair Market Value, which is not greater than the cash amount calculated in clause (i) above; or
(iii) a combination of the forms of payment described in clauses (i) and (ii) above. A stock appreciation right may be exercised only when the amount described in clause (a) above exceeds the amount described in clause (b) above. An election to exercise stock appreciation rights shall be deemed to have been made on the day written notice of such election, addressed to the Committee, is received at the Company's offices. An option or any portion thereof with respect to which a grantee has elected to exercise the stock appreciation rights described above shall be surrendered to the Company and such option shall thereafter remain exercisable according to its terms only with respect to the number of shares as to which it would otherwise be exercisable, less the number of shares with respect to which stock appreciation rights have been exercised. The grant of a stock appreciation right shall be evidenced by such form of Agreement as the Committee may prescribe. The Agreement evidencing stock appreciation rights shall be personal and will provide that the stock appreciation rights will not be transferable by the grantee otherwise than by will or the laws of descent and distribution and that they will be exercisable, during the lifetime of the grantee, only by the grantee.

      (g) Except as provided in the Agreement, an option may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date of such exercise, the grantee was an employee or director of either the Company or of a subsidiary of the Company or of another corporation referred to in Section 421(a)(2) of the Code. The Agreement shall provide whether, and if so, to what extent, an option may be exercised after termination of continuous employment, but any such exercise shall in no event be later than the termination date of the option. If the grantee should die, or become permanently disabled as determined by the Committee in accordance with the Agreement, at any time when the option, or any portion thereof, shall be exercisable by such grantee, the option will be exercisable within a period provided for in the Agreement, by the optionee or person or persons to whom such optionee's rights under the option shall have passed by will or by the laws of descent and distribution, but in no event at a date later than the termination of the option. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

      (h) The option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution as provided in Section 6(g). During the lifetime of an optionee, the option shall be exercisable only by the optionee. In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee as provided in Section 6(g), the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee's estate or the proper legatees or distributees thereof.

      (i) Notwithstanding any intent to grant incentive stock options, an option granted will not be considered an incentive stock option to the extent that it together with any earlier incentive stock options permits the exercise for the first time in any calendar year of more than $100,000 in Fair Market Value of Common Stock (determined at the time of grant).

      (j) The Committee may, but need not, require such consideration from an optionee at the time of granting an option as it shall determine, either in lieu of, or in addition to, the limitations on exercisability provided in Section 6(e).

      (k) No incentive stock option shall be granted to an employee who owns or would own immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction does not apply if, at the time such incentive stock option is granted, the option price is at least 110% of the Fair Market Value of one share of Common Stock, as determined in accordance with
Section 6(a), on the date of grant and
the incentive stock option by its terms is not exercisable after the expiration of five years from the date of grant.

      (l) An option and any Common Stock received upon the exercise of an option shall be subject to such other transfer restrictions and/or legending requirements that are specified in the Agreement.

      7. Terms and Conditions of Restricted Stock Awards. All awards of restricted stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine.

      (a) Awards of restricted stock may be in addition to or in lieu of option grants.

      (b) During a period set by, and/or until the attainment of particular performance goals based upon criteria established by, the Committee at the time of each award of restricted stock (the "restriction period") as specified in the Agreement, the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the Agreement permits, to pay the option price of any option granted under the Plan, provided an equal number of shares delivered to the recipient shall carry the same restrictions as the shares so used.

      (c) If so provided in the Agreement, shares of restricted stock shall become free of all restrictions if (i) the recipient dies, (ii) the recipient's employment terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires under specific circumstances set forth in the Agreement, or (iv) there is a Change in Control (as defined in Section 9 hereof) of the Company. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. If the Committee determines that any such recipient is not permanently disabled, the restricted stock held by such recipient shall be forfeited and revert to the Company.

      (d) Unless and to the extent otherwise provided in the Agreement in accordance with Section 7(c), shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of employment or directorship during the restriction period, except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interest of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient.

      (e) Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

      (f) Restricted stock shall become free of the foregoing restrictions upon expiration of the applicable restriction period, and the Company shall then deliver Common Stock certificates evidencing such stock to the recipient.

      (g) Restricted stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legending requirements that are specified in the Agreement.

      8. Bonuses Payable in Stock. In lieu of cash bonuses otherwise payable under the Company's or applicable subsidiary's compensation practices to employees and directors eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in Common

Stock or partly in Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such amount by the Fair Market Value of one share of Common Stock on the date the bonus is payable.

      9. Change in Control.

      (a) In the event of a Change in Control of the Company, the Committee may, in its sole discretion, provide that any of the following applicable actions be taken as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

      (i) accelerate restriction periods for purposes of vesting in, or realizing gain from, any outstanding option or shares of restricted stock awarded pursuant to this Plan;

      (ii) offer to purchase any outstanding option or shares of restricted stock made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or

      (iii) make adjustments or modifications to outstanding options or with respect to restricted stock as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such Change in Control.

      Any such action approved by the Committee shall be conclusive and binding on the Company, its subsidiaries and all Participants; provided, however, that notwithstanding the foregoing, under no circumstances shall the Committee take or approve any action that would result in an "Excess Parachute Payment," as defined in Section 280G(b) of the Code.

      For purposes hereof, "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, whether or not the Company is subject to the Exchange Act at such time; provided, however, that without limiting the generality of the foregoing, such a Change in Control shall in any event be deemed to occur if and when:

      (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), the Company, its subsidiaries and affiliates (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

      (ii) stockholders approve a merger or consolidation as a result of which securities representing less than 51% of the combined voting power of the outstanding voting securities of the surviving or resulting corporation will be beneficially owned, directly or indirectly, in the aggregate by the former stockholders of the Company;

      (iii) stockholders approve either (A) an agreement for the sale or disposition of all or substantially all of the Company's assets to an entity which is not a subsidiary of the Company, or (B) a plan of complete liquidation;

      (iv) the persons who were members of the Board immediately before the completion of a tender offer by any person other than the Company or a subsidiary or affiliate of the Company, or before a merger, consolidation, or contested election, or before any combination of such transactions, cease to constitute a majority of the Board as a result of such transaction or transactions; or

      (v) a change in control of the Company occurs of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act if the Company were subject to the provisions of the Exchange Act at the time such change in control occurs (whether or not the Company is subject to the Exchange Act at that time), and at the time such change in control occurs, the Company is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (A) more than 30% of the combined voting power of the Company's then outstanding securities, and (B) more than the percentage of the combined voting power of the Company's outstanding securities beneficially owned, directly or indirectly, at that time by any other person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act).

      (b) In no event, however, may (i) any option be exercised prior to the expiration of six months from the date of grant (unless otherwise provided for in the Agreement), or (ii) any option be exercised after ten years from the date it was granted.

      10. Transfer, Leave of Absence. For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary or affiliate of the Company, whether or not incorporated, or vice versa, or from one subsidiary or affiliate of the Company to another, and (b) a leave of absence, duly authorized in writing by the Company or a subsidiary or affiliate of the Company, shall not be deemed a termination of employment.

      11. Rights of Employees and Directors.

      (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the Agreement.

      (b) Nothing contained in the Plan or Agreement shall be deemed to give any employee or director the right to be retained in the service of the Company or its subsidiaries.

      12. Tax Withholding Obligations.

      (a) If required by applicable law, the payment of taxes, upon the exercise of an option pursuant to Section 6(e) or a stock appreciation right pursuant to
Section 6(f), shall be in cash at the time of exercise or on the applicable tax date under Section 83 of the Code, if later; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the optionee pursuant to procedures approved by the Committee; provided, further, however, the amount of Common Stock so withheld shall not exceed the minimum required withholding obligation.

      (b) If required by applicable law, recipients of restricted stock, pursuant to Section 7, shall be required to pay taxes to the Company upon the expiration of restriction periods or such earlier dates as elected pursuant to
Section 83 of the Code; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee. If tax withholding is required by applicable law, in no event shall Common Stock be delivered to any awardee until such awardee has paid to the Company in cash the amount of such tax required to be withheld by the Company or has elected to have such awardee's withholding obligations met by the withholding of Common Stock in accordance with the procedures approved by the Committee or otherwise entered into an agreement satisfactory to the Company providing for payment of withholding tax.

      (c) the Company shall first withhold from any cash bonus described in
Section 8, an amount of cash sufficient to meet its tax withholding obligations before the amount of Common Stock paid in accordance with Section 8 is determined.

      13. Changes in Capital; Reorganization.

      (a) Upon changes in the outstanding Common Stock by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, and the like, the aggregate number and class of shares available under the Plan as to which stock options and restricted stock may be awarded, the number and class of shares under (i) each option and the option price per share and (ii) each award of restricted stock shall, in each case, be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options.

      (b) In the event (i) the Company is merged or consolidated with another entity and the Company is not the surviving corporation, or the Company shall be the surviving corporation and there shall be any change in the Common Stock of the Company by reason of such merger or consolidation, or (ii) all or substantially all of the assets of the Company are acquired by another corporation, or (iii) there is a reorganization or liquidation of the Company (each, a "Reorganization Event"), or (iv) the Board shall propose that the Company enter into a Reorganization Event, then the Board (acting solely through members of the Board who were members of the Board prior to the occurrence of the Reorganization Event) may in its discretion take any or all of the following actions:

      (i) by written notice to the holders of stock options or restricted stock awards, provide that the stock options or restricted stock awards shall be terminated unless exercised within 30 days (or such longer period as the Board shall determine in its discretion) after the date of such notice; and

      (ii) advance the dates upon which (A) any or all outstanding stock options and stock appreciation rights shall be exercisable or (B) restrictions applicable to restricted stock awards shall lapse.

      Whenever deemed appropriate by the Board, any action referred to in this
Section 13(b) may be made conditioned upon the consummation of the applicable Reorganization Event.

      (c) Any adjustments or other action pursuant to this Section 13 shall be made by the Board and the Board's determination as to what adjustments shall be made or actions taken, and the extent thereof, shall be final and binding.

      14. Miscellaneous Provisions.

      (a) The Plan Shall be Unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise of any option or stock appreciation right under the Plan. Proceeds from the sale of shares of Common Stock pursuant to options granted under this Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

      (b) It is understood that the Committee may, at any time and from time to time after the granting of an option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, without limitation, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.

      (c) If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

      (d) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated such Participant's or person's acceptance and ratification, and consent to, any action taken under the Plan by the Committee, the Company or the Board.

      (e) THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

      15. Limits of Liability.

      (a) Any liability of the Company or any of its subsidiaries to any participant with respect to any option or award shall be based solely upon contractual obligations created by the Plan and the Agreement.

      (b) None of the Company or any of its subsidiaries, or any member of the Committee or the Board, or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

      16. Amendments and Termination. The Board may, at any time, amend, alter or discontinue the Plan; provided, however, no amendment, alteration or discontinuation shall be made which, without the approval of the stockholders, would:

      (a) except as is provided in Section 13, increase the maximum number of shares of Common Stock reserved for the purpose of the Plan;

      (b) except as is provided in Section 13, decrease the option price of an option to less than 100% of the Fair Market Value of a share of Common Stock on the date of the granting of the option;

      (c) change the class of persons eligible to receive an award of restricted stock, options or bonuses payable in Common Stock under the Plan; or

      (d) extend the duration of the Plan.

      The Committee may amend the terms of any award of restricted stock or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without such holder's written consent.

      17. Duration. The Plan shall be adopted by the Board as of the date on which it is approved by a majority of the Company's stockholders, which approval must occur within the period ending 12 months after the date the Plan is adopted. The Plan shall terminate upon the earliest of the following dates or events to occur:

      (a) the adoption of a resolution of the Board, terminating the Plan; or

      (b) the date all shares of Common Stock subject to the Plan are purchased according to the Plan's provisions; or

      (c) ten years from the date hereof.

                                      PROXY

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                     AMERICAN HOME MORTGAGE INVESTMENT CORP.

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 14, 2005

            The undersigned hereby appoints Michael Strauss and Stephen A. Hozie, and each or either of them, with full power of substitution, as his or her true and lawful agents and proxies (the "Proxies") to represent the undersigned at the 2005 Annual Meeting of Stockholders of American Home Mortgage Investment Corp. ("AHMIC") to be held at AHMIC's headquarters, 538 Broadhollow Road, Melville, New York 11747, at 10:00 A.M. (Eastern Time) on Tuesday, June 14, 2005, and at any adjournments or postponements thereof, and authorizes the Proxies to vote all shares of AHMIC shown on the other side of this card with all the powers the undersigned would possess if personally present at the 2005 Annual Meeting of Stockholders.

            This proxy, when properly executed, will be voted as directed on the reverse side. If this proxy is properly executed and no direction is made, this proxy will be voted "FOR" the election of the named nominees for director, "FOR" the ratification of the independent auditors, and "FOR" the amendments to the Company's 1999 Omnibus Stock Incentive Plan and in the discretion of the Proxies with respect to any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the proxy statement of AHMIC dated May 13, 2005, soliciting proxies for the 2005 Annual Meeting.

            All previous proxies given by the undersigned to vote at the 2005 Annual Meeting or at any adjournment or postponement thereof are hereby revoked.

                (Continued and to be signed on the reverse side)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
                                  June 14, 2005

             \|/ Please Detach and Mail in the Envelope Provided \|/
--------------------------------------------------------------------------------

[X]  PLEASE MARK YOUR VOTES AS
     IN THIS EXAMPLE USING
     DARK INK ONLY

1. ELECTION OF DIRECTORS to
serve for a three-year term
expiring at the 2008 Annual
Meeting of Stockholders, and
in each case, until their
respective successors shall be
duly elected and qualified.

"FOR" ALL NOMINEES LISTED AT     WITHHOLD       Nominees:
RIGHT (EXCEPT AS MARKED TO THE   AUTHORITY TO
CONTRARY BELOW)                  VOTE FOR ALL   Michael Strauss  (Class III)
                                 NOMINEES       Nicholas R. Marfino (Class III)
                                 LISTED AT      Irving J. Thau (Class III)
                                 RIGHT

            [__]                       [__]

       TO WITHHOLD AUTHORITY TO VOTE FOR A
       PARTICULAR NOMINEE, PRINT THE NAME OF
       SUCH NOMINEE ON THE LINE PROVIDED      __________________________________
                                                FOR       AGAINST       ABSTAIN
                                                [ ]         [ ]            [ ]

2.   RATIFICATION OF DELOITTE & TOUCHE LLP as
     the Company's independent auditors for
     the year ending December 31, 2005.
                                                FOR       AGAINST       ABSTAIN
3.   AMENDMENTS TO THE 1999 OMNIBUS STOCK       [ ]         [ ]            [ ]
     INCENTIVE PLAN.

     OTHER MATTERS:

      Discretionary authority is hereby
      granted with respect to such other
      matters as may properly come before
      the meeting or any adjournment or
      postponement thereof.

SIGNATURE(S)____________________________________     DATE ________________

            ____________________________________     DATE ________________

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN BY PRESIDENT OR OTHER AUTHORIZED OFFICER AND INDICATE TITLE. IF SHARES ARE REGISTERED IN THE NAMES OF JOINT TENANTS OR TRUSTEES, EACH TENANT OR TRUSTEE IS REQUIRED TO SIGN.